Exhibit 99.1

AIR COMMERCIAL REAL ESTATE ASSOCIATION
STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE — NET
(DO NOT USE THIS FORM FOR MULTI-TENANT BUILDINGS)

1. Basic Provisions (“Basic Provisions”).

     1.1 Parties: This Lease (“Lease”), dated for reference purposes only February 1, 2005, is made by and between FHL GROUP, a California corporation (“Lessor”) and VIRCO MFG. CORPORATION, a Delaware corporation (“Lessee”), (collectively the “Parties,” or individually a “Party”).

     1.2 Premises: That certain real property, Including all Improvements therein or to be provided by Lessor under the terms of this Lease, and commonly known as 2027 Harpers Way, Torrance located in the County of Los Angeles State of California and generally described as (describe briefly the nature of the property and, if applicable, the “Project”. If the property is located within a Project) Parcel 1 in the City of Torrance, County of Los Angeles, State of California, as shown on Parcel Map 8389 filed in book 88, Pages 1 through 4, Inclusive, of Parcel Maps in the office of the County Recorder of Los Angeles County consisting of approximately 23.53 acres and all Improvements thereon, including the Industrial and office building consisting of approximately 559,000 aggregate square feet (the “Building”)                                                                                                                                                                                                                                        “Premises”). (See also Paragraph 2)

     1.3 Term: Five (5) years and One (1) months (“Original Term”) commencing February 1, 2005 (“Commencement Date”) and ending February 28, 2010 (“Expiration Date”), (See also Paragraph 3)

     1.4 Early Possession: See Addendum (“Early Possession Date”). (See also Paragraphs 3.2 and 3.3)

     1.5 Base Rent: $See Addendum per month (“Base Rent”), payable on the first (1st) day of each month commencing on the Commencement Date (See also Paragraph 4)

☑ If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted.

     1.6 Base Rent and Other Monies Paid Upon Execution:

          (a) Base Rent: $213,817.50 for the period (which shall be credited to the installments of Base Rent due for February and March 2005 subject to paragraph 52 of the Addendum)

          (b) Security Deposit: $213,817.50 (“Security Deposit”). (See also Paragraph 5)

          (c) Association Fees: $                     for the period

          (d) Other: $                     for                                                                                                                                                                                                                                       .

          (e) Total Due Upon Execution of this Lease (The $120,000.00 security deposit on deposit with Lessor under the Existing Lease shall be credited towards Lessee’s obligations to pay the Security Deposit set forth in Paragraph 1(b) above, and the calculation of Base Rent for the February 2005 is pursuant to the abated rent provisions of Addendum Paragraph 52.): $200,726.25

     1.7 Agreed Use: Manufacturing and warehousing of furniture, including all processes related thereto, general office and administrative uses, distribution uses . (See also Paragraph 6)

     1.8 Insuring Party: Lessor is the “Insuring Party” unless otherwise stated herein. (See also Paragraph 8)

     1.9 Real Estate Brokers: (See also Paragraph 15)

          (a) Representation: The following real estate brokers (the “Brokers”) and brokerage relationships exist in this transaction (check applicable boxes):

☐                      represents Lessor exclusively (“Lessor’s Broker”);

☐                      represents Lessor exclusively (“Lessee’s Broker”);

☑ The Klabin Company represents both Lessor and Lessee (“Dual Agency”),

          (b) Payment to Brokers: Upon the execution and delivery of this Lease by be Parties, Lessor shall pay to the Broker the fee agreed to in their separate written agreement (or if there is no such agreement the sum of                      or                      of the total Base Rent) for the brokerage services rendered by the Brokers.

     1.10 Guarantor. The obligations of the Lessee under this Lease are to be guaranteed by None

     1.11 Attachments. Attached hereto are the following, all of which constitute apart of this Lease:

☑ an Addendum consisting of Paragraphs 51 through 60:

☐ a plot plan depicting the Premises;

☐ a current set of the Rules and Regulations;

2. Premises.

     2.1 Letting. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of size set forth in this Lease, or that may have been used in calculating Rent, is an approximation which the Parties agree is reasonable and any payments based thereon are not subject to revision whether or not the actual size is more or less. Note: Lessee is advised to verify the actual size prior to executing this Lease.

     2.2 Condition. Lessee acknowledges that (i) delivery of the Premises by Lessor to Lessee shall be on an “as is” basis in its condition as of the date of Lessee’s execution of this Lease, subject only to Lessor’s performance of those obligations on Lessor’s part to be performed pursuant to Paragraph 54 of the Addendum, (ii) Lessor makes no representations or warranties, express or implied with respect to the environmental condition of the Premises or the surrounding properties or with respect to compliance with any building codes, applicable laws, covenants or restrictions of record, regulations or ordinances (collectively, “Applicable Requirements”), and (iii) Base Rent and other monetary and non-monetary provisions of this Lease are material consideration for delivery of the Premises in the foregoing “as is” condition. ~~Lessor shall deliver the Premises to Lessee broom clean and free of debris on the Commencement Date or the Early Possession Date, whichever first occurs (“Start Date”), and, so long as the required service contracts described in Paragraph 7.1(b) below are obtained by Lessee and in effect within thirty days following the Start Date, warrants that the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems (“HVAC”), loading doors, sump pumps, if any, and all other such elements in the Premises, other than those constructed by Lessee, shall be in good operating condition on cold date and that the structural elements of the roof, bearing walls and foundation of any buildings on the Premises (the “Building”) shall be free of material defects. If a non-compliance with said warranty exists as of the Start Date, or if one of such systems or elements should malfunction or fall within the appropriate warranty period, Lessor shall, as Lessor’s sale obligation with respect to such matter, except as otherwise provided in the lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance,~~

~~malfunction or failure, rectify same at Lessor’s expense. The warranty periods shall be as follows: (i) 6 months as to the HVAC systems, and (ii) 30 days as to the remaining systems and other elements of the Building. If Lessee does not give Lessor the required notice within the appropriate warranty period, correction of any such non-compliance, malfunction or failure shall be the obligation of Lessee at Lessee’s sale cost and expense.~~

     ~~2.3 Compliance. Lessor warrants that the improvements on the Premises comply with the building codes, applicable laws, covenants or restrictions of record, regulations, and ordinances (“Applicable Requirements”) that were in effect at the time that each improvement, or portion thereof, was constructed. Said warranty does not apply to the use to which Lessee will put the Premises, modifications which may be required by the Americans with Disabilities Act or any similar laws as a result of Lessee’s use (see Paragraph 50), or to any Alterations or Utility Installations (as defined in paragraph 7.3(a)) made or to be made by Lessee. NOTE: Lessee is responsible for determining whether or not the Applicable Requirements, and especially the zoning, are appropriate for Lessee’s intended use, and acknowledges that past uses of the Premises may not longer be allows. If the Premises do not comply with said warranty, Lessor shall, except as otherwise provided, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify the same at Lessor’s expense. If Lessee does not give Lessor written notice of a non-compliance with the warranty within 6 months following the Start Date, correction of that non-compliance shall be the obligation of Lessee at Lessee’s sole cost and expense. If the Applicable Requirements are hereafter changed so as to require during the term of this Lease the construction of an addition to or an alteration of the Premises and/or Building, the remediation of any Hazardous Substance, or the reinforcement or other physical modification of the Unit, Premises and/or Building (“Capital Expenditure”), Lessor and Lessee shall allocate the cost of such work as follows:~~

          ~~(a) Subject to Paragraph 2.3(c) below, if such Capital Expenditures are required as a result of the specific and unique use of the Premises by Lessee as compared with uses by tenants in general, Lessee shall be fully responsible for the cost thereof, provided, however that if such Capital Expenditure is required during the last 2 years of this Lease and the cost thereof exceeds 6 months’ Base Rent, Lessee may instead terminate this Lease unless Lessor notifies Lessee, in writing, within 10 days after receipt of Lessee’s termination notice that Lessor has elected to pay the difference between the actual cost thereof and an amount equal to 6 months’ Base Rent. If Lessee elects termination, Lessee shall immediately case the use of the Premises which requires such Capital Expenditure and deliver to Lessor written notice specifying a termination date at least 90 days thereafter. Such termination date shall, however, in no event be earlier than the last day that Lessee could logically utilize the Premises without commencing such Capital Expenditure.~~

          ~~(b) If such Capital Expenditure is not the result of the specific and unique use of the Premises by Lessee (such as, governmentally mandated seismic modifications), then Lessor and Lessee shall allocate the obligation to pay for such costs pursuant to the provisions of Paragraph 7.1(d); provided, however, that if such Capital Expenditure is required during the last 2 years of this Lessee or if Lessor reasonably determines that it is not economically feasible to pay the share thereof, Lessor shall have the option to terminate this Lease upon 90 days prior written notice to Lessee unless Lessee notifies Lessor, in writing, within 10 days after receipt of Lessor’s termination notice that Lessee will pay for such Capital Expenditure. If Lessor does not elect to terminate, and fails to tender its share of any such Capital Expenditure, Lessee may advance such funds and deduct same, with interest, from Rent until Lessor’s share of such costs have been fully paid. If Lessee is unable to finance Lessor’s share, or if the balance of the Rent due and payable for the remainder of this Lease is not sufficient to fully reimburse Lessee on an effect basis, Lessee shall have the right to terminate this Lease upon 30 days written notice to Lessor.~~

          ~~(c) Notwithstanding the above, the provisions concerning Capital Expenditures are intended to apply onto to non-voluntary, unexpected, and new Applicable Requirements. If the Capital Expenditures are instead triggered by Lessee as a result of an actual or proposed change in use, change in intensity of use, or modification to the Premises, then, and in that event, Lessee shall either: (i) immediately cease such changed use or intensity of use and/or take such other steps as may be necessary to eliminate the requirement for such Capital Expenditure, or (ii) complete such Capital Expenditure at its own expense. Lessee shall not, however, have any right to terminate this Lease.~~

     2.4 Acknowledgments. Lessee acknowledges that: (a) It has been advised by Lessor and/or Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements and the

Americans with Disabilities Act), and their suitability for Lessee’s intended use, (b) Lessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefore as the same relate to its occupancy of the Premises, and (c) neither Lessor, Lessor’s agents, nor Brokers have made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease. In addition, Lessor acknowledges that: (i) brokers have made no representations, promises or warranties concerning Lessee’s ability to honor the Lessee or suitability to occupy the Premises, and (ii) it is Lessor’s sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.

     ~~2.5 Lessee as Prior Owner/Occupant. The warranties made by Lessor in Paragraph 2 shall be of no force or effect if immediately prior to the Start Date Lessee was the owner or occupant of the Premises. In such event, Lessee shall be responsible for any necessary corrective work.~~

3. Term.

     3.1 Term. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.

     3.2 Early Possession. Lessee is currently in occupancy of the Premises pursuant to the existing lease dated April 15, 1994 (the “Existing Lease”). See also paragraph 51 of the Addendum. ~~If Lessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such early possession. All other terms of this Lease (including but not limited to the obligations to pay Real Property Taxes and insurance premiums, and to maintain the Premises) shall, however, be in effect during such period.~~ Any such early possession shall not affect the Expiration Date.

     ~~3.3 Delay in Possession. Lessor agrees to use the best commercially reasonable efforts to deliver possession of the Premises to Lessee by the Commencement Date. If, despite said efforts, Lessor is unable to deliver possession by such date, Lessor shall not be subject to any liability therefore, nor shall such failure affect the validity of this Lease. Lessee shall not, however, be obligated to pay Rent or perform its other obligations until Lessor delivers possession of the Premises and any period of rent abatement that Lessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to what Lessee would otherwise have enjoyed under the terms hereof, but minus any days of delay caused by the acts or omissions of Lessee. If possession is not delivered within 60 days after the Commencement Date, Lessee may, at its option, by notice in writing within 10 days after the end of such 60 day period, cancel this Lease, in which event the Parties shall be discharged from all obligations hereunder. If such written notice is not received by Lessor within said 10 day period, Lessee’s right to cancel shall terminate. If possession of the Premises is not delivered within 120 days after the Commencement Date, this Lease shall terminate unless other agreements are reached between Lessor and Lessee, in writing.~~

     ~~3.4 Lessee Compliance. Lessor shall not be required to deliver possession of the Premises to Lessee until Lessee complies with its obligation to provide evidence of insurance (Paragraph 8.5). Pending delivery of such evidence, Lessee shall be required to perform all of its obligations under this Lease from and after the Start Date, including the payment of Rent, notwithstanding Lessor’s election to withhold possession pending receipt of such evidence of insurance. Further, if Lessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Lessor may elect to withhold possession until such conditions are satisfied.~~

4. Rent.

     4.1 Rent Defined. All monetary obligations of Lessee to Lessor under the terms of this Lease (except for the Security Deposit) are deemed to be rent (“Rent”).

     4.2 Payment. Lessee shall cause payment of Rent to be received by Lessor in lawful money of the United States on or before the day on which it is due, without offset or deduction ~~(except as specifically permitted in this Lease).~~ Rent for any period during the term hereof which is for less than one full calendar month shall be prorated based upon the actual number of days of said month. Payment of Rent shall be made to Lessor at its address stated herein or to such other persons or place as Lessor may from time to time designate in writing.

Acceptance of a payment which is less than the amount then due shall not be a waiver of Lessor’s rights to the balance of such Rent, regardless of Lessor’s endorsement of any check so stating. In the vent that any check, draft, or other instrument of payment given by Lessee to Lessor is dishonored for any reason, Lessee agrees to pay to Lessor the sum of $25 in addition to any Late Charge ~~and Lessor, at its option, may require all future payments to be made by Lessee to be by cashier’s check.~~

     ~~4.3 Association Fees. In addition to the Base Rent, Lessee shall pay to Lessor each month an amount equal to any owner’s association or condominium fees levied or assessed against the Premises. Said monies shall be paid at the same time and in the same manner as the Base Rent.~~

5. Security Deposit. Lessee shall deposit with Lessor upon execution hereof the Security Deposit as security for Lessee’s faithful performance of its obligations under this Lease. If Lessee fails to pay Rent, or otherwise Defaults under this Lease, Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Lessor or to reimburse or compensate Lessor for any liability, expense, loss or damage which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of the Security Deposit, Lessee shall within 10 days after written request therefor deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. If the Base Rent increases during the term of this Lease, Lessee shall, upon written request from Lessor, deposit additional moneys with Lessor so that the total amount of the Security Deposit shall at all times bear the same proportion to the Increased Base Rent as the Initial Security Deposit bore to the Initial Base Rent. Should the Agreed Use be amended to accommodate a material change in the business of Lessee or to accommodate a sub-lessee or assignee, Lessor shall have the right to increase the Security Deposit to the extent necessary, in Lessor’s reasonable judgment, to account for any increased wear and tear that the Premises may suffer as a result thereof. If a change in control of Lessee occurs during this Lease and following such change the financial condition of Lessee is, in Lessor’s reasonable judgment, significantly reduced, Lessee shall deposit such additional monies with Lessor as shall be sufficient to cause the Security Deposit to be at a commercially reasonable level based on such change in financial condition. Lessor shall not be required to keep the Security Deposit separate from its general accounts. Within 14 days after the expiration or termination of this Lease, if Lessor elects to apply the Security Deposit only to unpaid Rent, and otherwise within 30 days after the Premises have been vacated and surrendered pursuant to Paragraph 7.4(c) below, Lessor shall return that portion of the Security Deposit not used or applied by Lessor. No part of the Security

6. Use.

     6.1 Use. Lessee shall use and occupy the Premises only for the Agreed Use, or any other legal use which is reasonably comparable thereto, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that disturbs occupants of or causes damage to neighboring premises or properties. Lessor shall not unreasonably withhold or delay its consent to any written request for a modification of the Agreed Use, so long as the same will not impair the structural integrity of the Improvements on the Premises or the mechanical or electrical systems therein, and/or is not significantly more burdensome to the Premises. If Lessor elects to withhold consent, Lessor shall within 7 days after such request give written notification of same, which notice shall include an explanation of Lessor’s objections to the change in the Agreed Use.

     6.2 Hazardous Substances.

          (a) Reportable Uses Require Consent. The term “Hazardous Substance” as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof. Lessor acknowledges that Lessee’s business involves the use and storage of certain Hazardous Substances at the Premises, including petroleum products, oils, paints and lacquers, and that such use and storage may , in certain cases, constitute a Reportable use. In any event, however, Lessee shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without ~~the express prior written consent of~~ delivery of a detailed written description thereof to Lessor and timely compliance (at Lessee’s expense) with all applicable Requirements. “Reportable Use” shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or (iii) the presence at the Premises of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may use any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use, ordinary office supplies (copier toner, liquid paper, glue, etc.) and common household cleaning materials, so long as such use is in compliance with all Applicable Requirements, is not a Reportable Use, and does not expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Lessor to any liability therefore. In addition, Lessor may condition its consent to any Reportable Use upon receiving such additional assurances as Lessor reasonably deems necessary to protect itself, the public, the Premises and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements) and/or increasing the Security Deposit. However, notwithstanding anything to the contrary in this Paragraph 6.2 or elsewhere in this Lease, under no circumstances shall Lessee install any below ground storage tanks, and consent thereto may be withheld in Lessor’s sole and absolute discretion.

          (b) Duty to Inform Lessor. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor, and provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.

          (c) Lessee Remediation. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, as Lessee’s expense, comply with all Applicable Requirements and take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance brought onto the Premises during the term of the Existing Lease or this Lease, by or for Lessee, or any third party. Lessee shall have no obligation to remediate any environmental condition that existed at the Premises prior to Lessee’s occupancy thereof pursuant to the Existing Lease, except to the extent any such condition is caused, aggravated, or contributed to by Lessee or any of its employees, agents, representatives, contractors, licensees, or invitees.

          (d) Lessee indemnification. Lessee shall indemnify, defend and hold Lessor, its agents, employees, lenders and ground Lessor, if any harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys’ and consultants’ fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Lessee at any time, or any third party at any time Lessee is in possession of the Premises pursuant to this Lease or the Existing Lease (provided, however, that Lessee shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the Premises from adjacent properties not caused or contributed to by Lessee or with respect to any environmental condition that existed at the Premises prior to Lessee’s occupancy thereof pursuant to the Existing Lease, except to the extent any such condition is caused, aggravated, or contributed to by Lessee or any of its employees, agents, representatives, contractors, licensees, or invitees). Lessee’s obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of such agreement. Lessee hereby expressly, fully, forever and irrevocably waives and releases all claims, demands, losses, liabilities, damages and causes of action against Lessor that result from any environmental condition that existed at the Premises prior to Lessee’s occupancy thereof pursuant to the Existing Lease, except to the extent caused by Lessor, Lessor’s predecessor-in-interest (but not any person or entity having a leasehold interest in the Premises) or their respective agents or employees. Lessee hereby waives all rights under California civil Code Section 1542, which provides: “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

          (e) Lessor Indemnification. Lessor and its successors and assigns shall indemnify, defend, reimburse and hold Lessee, its employees and lenders, harmless from and against any and all environmental damages, including the cost of remediation, which result from Hazardous Substances which existed on the Premises prior to Lessee’s occupancy pursuant to the Existing Lease or to the extent ~~or which are~~ caused by the gross negligence or willful misconduct of Lessor, its agents or employees. Lessor’s obligations, as and when required by the Applicable Requirements, shall include, but not be limited to, the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. No termination, cancellation, or release agreement entered into by Lessor and Lessee shall release Lessor from its obligations under this Lease, with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of such agreement.

          (f) Investigations and Remediations. Lessor shall retain the responsibility and pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances on the Premises prior to Lessee’s occupancy pursuant to the Existing Lease, unless such remediation measure is required as a result of Lessee’s use (including “Alterations,” as defined in paragraph 7.3(a) below) of the Premises, in which event Lessee shall be responsible for such payment. lessee shall cooperate fully in any such activities at the request of Lessor, including allowing Lessor and Lessor’s agents to have reasonable access to the Premises at reasonable times in order to carry out Lessor’s investigative and remedial responsibilities.

          (g) Lessor Termination Option. If a Hazardous Substance Condition (see paragraph 9.1(e)) occurs during the term of this Lease, unless Lessee is legally responsible therefor at law or under this Lease (in which case Lessee shall make the investigation and remediation thereof required by the Applicable Requirements and this Lease shall continue in full force and effect, but subject to Lessor’s rights under paragraph 6.2(d) and Paragraph 13), Lessor may, at Lessor’s option, either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to remediate such condition exceeds $1,000,000.00 ~~12 times the then monthly Base Rent or $100,000, whichever is greater,~~ give written notice to Lessee, within 30 days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition, of Lessor’s desire to terminate this Lease as of the date 60 days following the date of such notice. In the event Lessor elects to give a termination notice, Lessee may, within 10 days thereafter, give written notice to Lessor of Lessee’s commitment to pay the amount by which the cost of the remediation of such Hazardous Substance Condition exceeds $1,000,000.00 ~~an amount equal to 12 times the then monthly Base Rent or $100,000, whichever is greater.~~ Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days following such commitment. In such event, this Lease shall continue in full force and effect, and Lessor shall proceed to make such remediation as soon as reasonably possible after the required funds are available. If Lessee does not give such notice and provide the required funds or assurance thereof within the time provided, this Lease shall terminate as of the date specified in Lessor’s notice of termination.

     6.3 Lessee’s Compliance with Applicable Requirements. Except as otherwise provided in this Lease, Lessee shall, at Lessee’s sole expense, fully, diligently and in a timely manner, ~~materially~~ comply with all Applicable Requirements, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor’s engineers and/or consultants which relate in any manner to the such Requirements, without regard to whether such Requirements are now in effect or become effective after the ~~Start~~ Commencement Date; provided, however, that Lessee shall have no obligation to perform or pay for (a) upgrading of the fire sprinkler system in the Building, except to the extent such upgrading is required as a result of Tenant’s particular use or (b) any seismic retrofitting of the Building. Lessee shall, within 10 days after receipt of ~~Lessor’s~~ Lessor’s written request, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee’s compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Requirements.

     6.4 Inspection; Compliance. Lessor and Lessor’s Lessor’s “Lender” (as defined in Paragraph 30) and consultants shall have the right to enter into Premises at any time, in the case of any emergency, and otherwise at reasonable times after reasonable notice, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease. The cost of any such inspections shall be paid by Lessor, unless a violation of Applicable Requirements, or a Hazardous Substance Condition (see paragraph 9.1) is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority. In such case, Lessee shall upon request reimburse Lessor for the cost of such inspection, so long as such inspection is reasonably related to the violation or contamination. In addition, Lessee shall provide copies of all relevant material safety data sheets (MSDA) to Lessor within 10 days after the receipt of a written request therefor.

7. Maintenance; Repairs, Utility Installations; Trade Fixtures and Alterations.

     7.1 Lessee’s Obligations.

          (a) In General. Subject to the provisions of Paragraph 2.2 (Condition), ~~2.3 (Compliance),~~ 6.3 (Lessee’s Compliance with Applicable Requirements), 7.2 (Lessor’s Obligations), 9 (Damage or Destruction), ~~and~~ 14 (Condemnation) and the Addendum, Lessee shall, at Lessee’s sole expense, keep the Premises, Utility Installations (intended for Lessee’s exclusive use, no matter where located), and the Alterations in good order, condition and repair (whether or not the need for such repairs occurs as a result of Lessee’s use, any prior use, the elements or the age of such portion of the Premises), including, but not limited to, all equipment or facilities, such as plumbing, HVAC equipment, electrical, lighting facilities, boilers, pressure vessels, fire protection system, fixtures, walls (interior and exterior), foundations, ceilings, roofs, roof drainage systems, floors, windows, doors, plate glass, skylights, landscaping, driveways, parking lots, fences, retaining walls, signs, sidewalks and parkways located in, on, or adjacent to the Premises. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, specifically including the procurement and maintenance of the service contracts required by Paragraph 7.1(b) below. Lessee’s obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair. Lessee shall, during the term of this Lease, keep the exterior appearance of the Building in a first-class condition (including, e.g. graffiti removal) consistent with the exterior appearance of other similar facilities of comparable age and size in the vicinity, including, ~~when necessary~~, as provided in the Addendum, the exterior repainting of the Building.

          (b) Service Contracts. Subject to the Addendum, Lessee shall, at Lessee’s sole expense, procure and maintain contracts, with copies to Lessor, in customary form and substance for, and with contractors specializing and experienced in the maintenance of the following equipment and improvements, if any, if and when installed on the Premises: (i) HVAC equipment, (ii) boiler, and pressure vessels, (iii) fire extinguishing systems, including fire alarm and/or smoke detection, (iv) landscaping and irrigation systems, (v) roof covering and drains, (vi) clarifiers, (vii) basic utility feed to the perimeter of the Building, and (viii) any other equipment, if reasonably required by Lessor. However, (1) Lessor reserves the right, upon notice to Lessee, to procure and maintain any or all of such service contracts, and if Lessor so elects, Lessee shall reimburse Lessor, upon demand, for the cost thereof, and (2) except with respect to the two (2) large roof top HVAC units servicing the office area of the Building and the roof, Lessee may use its own qualified and experienced employees in lieu of procuring such service contracts.

          (c) Failure to Perform. If Lessee fails to perform Lessee’s obligations under this Paragraph 7.1 or the Addendum, Lessor may enter upon the Premises after 10 days’ prior written notice to Lessee (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Lessee’s behalf, and put the Premises in good order, condition and repair, and Lessee shall promptly pay to Lessor a sum equal to 115% of the cost thereof.

          ~~(d) Replacement. Subject to Lessee’s indemnification of Lessor as set forth in Paragraph 8.7 below, and without relieving Lessee of liability resulting from Lessee’s failure to exercise and perform good maintenance practices, if an item described in Paragraph 7.1(b) cannot be repaired other than at a cost which is in~~

~~excess of 50% of the cost of replacing such item, then such item shall be replaced by Lessor, and the cost thereof shall be prorated between the Parties and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease, on the date on which Base Rent is due, an amount equal to the product of multiplying the cost of such replacement by a fraction, the numerator of which is one, and the denominator of which is 144 (i.e., 1/144th of the cost per month). Lessee shall pay interest on the unamortized balance at a rate that is commercially reasonable in the judgment of Lessor’s accountants. Lessee may, however, prepay its obligations at any time.~~

          See Addendum Paragraph 53.

     7.2 Lessor’s Obligations. Subject to the provisions of Paragraphs ~~2.2 (Condition), 2.3 (Compliance),~~ 9 (Damage or Destruction), and 14 (Condemnation) and the Addendum, it is intended by the Parties hereto that Lessor have no obligation, in any matter whatsoever, to repair and maintain the Premises, or the equipment therein, all of which obligations are intended to be that of the Lessee. It is the intention of the Parties that the terms of this Lease govern the respective obligations of the Parties as to maintenance and repair of the Premises, and they expressly waive the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease.

     7.3 Utility Installations; Trade Fixtures; Alterations.

          (a) Definitions. The term “Utility Installations” refers to all floor and window coverings, air and/or vacuum lines, power panels, electrical distribution, security and fire protection systems, communication cabling, lighting fixtures, HVAC equipment, plumbing, and fencing in or on the Premises. The term “Trade Fixtures” shall mean Lessee’s machinery and equipment that can be removed without doing material damage to the Premises. the term “Trade Fixtures” shall mean Lessee’s machinery and equipment that can be removed without doing material damage to the Premises. The term “Alterations” shall mean any modification of the Improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion. “Lessee Owned Alterations and/or Utility Installations” are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a).

          (b) Consent. Following construction of the Lessee Improvements, Lessee shall not make any Alterations or Utility Installations to the Premises without Lessor’s prior written consent. Lessee may, however, do the following without such consent but upon notice to Lessor: (i) make non-structural Utility installations to the interior of the Premises (excluding the roof) ~~without such consent but upon notice to Lessor,~~ as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing walls, will not affect the electrical, plumbing, HVAC, and/or life safety systems, and the cumulative cost thereof during this Lease as extended does not exceed ~~a sum equal to 3 month’s Base Rent~~ ($250,000 in the aggregate or ~~a sum equal to one month’s Base Rent~~ $100,000 in any one year (and (ii) install and/or relocate machinery within the interior of the Premises (excluding the roof), as long as it is not visible from the outside, does not involve puncturing, relocating or removing the roof, and will not affect any structural element of the Building or the electrical, plumbing, HVAC, and/or life safety systems (collectively, the “Pre-Permitted Alterations”). Notwithstanding the foregoing, Lessee shall not make or permit any roof penetrations and/or install anything on the roof within the prior written approval of Lessor. Lessor may, as a precondition to granting such approval, require Lessee to utilize a contractor chosen and/or approved by Lessor. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans. consent shall be deemed conditioned upon Lessee’s: (i) acquiring all applicable governmental permits, (ii) furnishing said permits and other Applicable Requirements in a prompt and expeditious manner. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials. Lessee shall promptly upon completion furnish Lessor with as-built plans and specifications. ~~For work which costs an amount in excess of one month’s Base Rent, Lessor may condition its consent upon Lessee providing a lien and completion bend in an amount equal to 150% of the estimated cost of such Alteration or Utility Installation and/or upon Lessee’s                      an additional Security Deposit with Lessor.~~

          (c) Liens; Bonds. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic’s or materialmen’s lien against the Premises or any interest therein. Lessee shall give Lessor not less than 10 days notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility. If Lessee shall contest the validity of any such lien, claim or demand, then lessee shall, at its sole expense defend and protect itself, Lessor and the premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof. If Lessor shall require, Lessee shall furnish a surety bond in an amount equal to 150% of the amount of such contested lien, claim or demand, indemnifying Lessor against liability for the same. If Lessor elects to participate in any such action, Lessee shall pay Lessor’s attorneys’ fees and costs.

     7.4 Ownership; Removal; Surrender; and Restoration.

          (a) Ownership. Subject to Lessor’s right to require removal or elect ownership as hereinafter provided, all Alterations and Utility Installations made by Lessee shall be the property of Lessee, but considered a part of the Premises. Lessor may, at any time, elect in writing to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations; provided, however, that if, as part of Lessee’s request for Lessor’s consent to any Alteration or Utility Installation, Lessee specifically requests Landlord to elect whether or not to be the owner of all or any part thereof, Lessor shall make such election at the time Lessor gives consent (if at all). If Lessor makes such election, such Lessee Owned Alterations and Utility Installations, ~~unless otherwise instructed per paragraph 7.4(b) hereof, all Lessee Owned Alterations and Utility~~ Installations shall, at the expiration or termination of this Lease, become the property of Lessor and be surrendered by Lessee with the Premises. Otherwise, Lessee shall surrender the Premises as provided below.

          ~~(b) Removal. By delivery to Lessee of written notice from Lessor not earlier than 90 and not later than 30 days prior to the end of the term of this Lease, Lessor may require that any or all Lessee Owned Alterations or Utility Installations be removed by the expiration or termination of this Lease. Lessee may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent.~~

          (c) Surrender; Restoration. Upon the expiration or any sooner termination of this Lease, lessee shall (a) promptly undo and remove all of the Lessee Improvements, Utility Installations, Trade Fixtures and Alterations on or about the Premises, (b) repair any damage to floors, ceilings, walls, or other parts of the Premises caused by such removal, and (c) surrender up and deliver possession of the Premises to Lessor in broom clean, Warehouse Condition (as defined below and in Schedule 1 attached to the Addendum). As used herein, “Warehouse Condition” shall mean that any and all Lessee Improvements, Utility Installations, Trade Fixtures, Alterations and other items have been removed from the Building, the Building roofs and the yard areas, such that the only remaining items are the slab floor, the ceiling lights and the roof structure, with all slab, wall and roof holes or other damage having been patched or otherwise repaired (including, without limitation, all holes to the roofs such that the roofs are left in a leak-free condition and any damage or alterations resulting from the removal of the Pre-Permitted Alterations are repaired or restored), and the overhead process distribution piping having been cleared, that Lessee has performed the work required under Schedule 1 attached to the Addendum, and that the Premises are clean and free of debris and in good operating order, condition and state of repair, ordinary wear and tear excepted. “Ordinary wear and tear” as used in this Lease shall not include any damage or deterioration that would have been prevented by good maintenance practice or by Lessee performing all of its obligations under this Lease. by way of illustration, the removal of the Lessee Improvements, Utility Installations, Trade Fixtures, Alterations and other items shall include, without limitation, removal of all (i) machinery and equipment (including bolt removal and repair of damage resulting therefrom), (ii) horizontal and vertical water and electrical lines, all supporting lines, and any other utility lines, ducting and/or ventilation systems servicing any machinery or equipment, (iii) sub-power panels, lines and trenching servicing any Lessee operation, (iv) racks and bins, (v) conveyors and related systems, (vi) baking ovens, (vii) washing machines, dry-off ovens, cranes and tracks, (vii) water tanks and cooling towers, (ix) mezzanine and office installations, (x) duct ventilation systems (including from the Building roofs), (xi) floor pits, and (xii) as may then be required by this Lease, Applicable Requirements and good practice, any above or below ground storage tank installed by or for Lessee, together with the removal, replacement, or remediation of any soil, material or ground water contaminated by Lessee. Lessor hereby consents to Lessee performing the work necessary to restore the Premises to the Warehouse Condition. The provisions of this Paragraph 7.4(c) and attached Schedule 1 shall control over all other terms and conditions in this Lease (and in any other agreement between Lessor and Lessee, including the Existing Lease) regarding the extent of Lessee’s obligations to repair and restore the Premises upon Lessee’s surrender of the Premises. ~~Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the Improvements, parts and surfaces thereof broom clean and free of debris,~~

~~and in good operating order, condition and state of repair, ordinary wear and tear excepted. “Ordinary wear and tear” shall not include any damage or deterioration that would have been prevented by good maintenance practice. Notwithstanding the foregoing, if this Lease is for 12 months or less, then Lessee shall surrender the Premises in the same condition as delivered to Lessee on the Start Date with NO allowance for ordinary wear and tear, Lessee shall repair any damage occasioned by the Installation, maintenance or removal of Trade Fixtures, Lessee owned Alterations and/or Utility installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Lessee, Lessee shall completely remove from the Premises any and all Hazardous Substances brought onto the Premises by or for Lessee, or any third party (except Hazardous Substances which were deposited via underground migration from areas outside of the Premises, or if applicable, the Project) even if such removal would require Lessee to perform or pay for work that exceeds statutory requirements. Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee. Any personal property of Lessee not removed on or before the Expiration Date or any earlier termination date shall be deemed to have been abandoned by Lessee and may be disposed of or retained by Lessor as Lessor may desire. The failure by Lessee to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Lessor shall constitute a holdover under the provisions of paragraph 26 below.~~

8. Insurance; Indemnity.

     8.1 Payment For Insurance. Lessee shall pay for all insurance required under Paragraph 8; provided, however, with regard to liability insurance carried by Lessor, Lessee shall only have the obligation to pay for the first $10,000,000 of such coverage ~~except to the extent of the cost attributable to liability insurance carried by Lessor under Paragraph 8.2(b) in excess of $2,000,000 per occurrence~~. Premiums for policy periods commencing prior to or extending beyond the Lease term shall be prorated to correspond to the Lease term. Payment shall be made by Lessee to Lessor within 10 days following receipt of an invoice.

     8.2 Liability Insurance.

          (a) Carried by Lessee. Lessee shall obtain and keep in force a Commercial General Liability policy of insurance protecting Lessee and Lessor as an additional insured against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $10,000,000 ~~1,000,000~~ per occurrence with an annual aggregate of not less than $10,000,000 ~~2,000,000~~, an “Additional Insured-Managers or Lessors of Premises Endorsement” and contain the “Amendment of the Pollution Exclusion Endorsement” for damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any infra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an “insured contract” for the performance of Lessee’s Indemnity obligations under this Lease. The limits of said insurance shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. All insurance carried by Lessee shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only. Lessee shall be entitled to provide the foregoing insurance through a corporate policy or policies of blanket insurance, provided such blanket policy(ies) (i) is in conformance with Paragraph 8.5 below, (ii) does not result in any decrease in insurance coverage required under this Paragraph 8, and (iii) specifically allocates no less than $10,000,000 to the coverage required for the Premises. Upon request of Lessor, Lessee shall provide Lessor with all documentation reasonably requested by Lessor setting forth the extent of such blanket coverage and the portions thereof allocated to the Premises and allocated to other property.

          (b) Carried by Lessor. Lessor shall have the right to maintain liability insurance as described in Paragraph 8.2(a), in addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.

     8.3 Property Insurance — Building, Improvements and Rental Value.

          (a) Building and Improvements. The Insuring Party shall obtain and keep in force a policy or policies in the name of Lessor, with loss payable to Lessor, any ground-lessor, and to any Lender insuring loss or damage to the Promises. The amount of such insurance shall be equal to the full replacement cost of the Premises, as the same shall exist from time to time, or the amount required by any Lender, but to no event more than the commercially reasonable and available insurable value thereof. If Lessor is the Insuring Party, however, Lessee Owned Alterations and Utility Installations, Trade Fixtures, and Lessee’s personal property shall be insured by Lessee under Paragraph 8.4 rather then by Lessor. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender), including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $50,000 ~~$1,000~~ per occurrence (or such higher amount up to $100,000 if commercially available as determined in Lessor’s reasonable judgment), and Lessee shall be liable for such deductible amount in the event of an Insured Loss.

          (b) Rental Value. The Insuring Party shall obtain and keep in force a policy or policies in the name of Lessor with less payable to Lessor and any Lender, insuring the loss of the full Rent for one year with an extended period of indemnity for an additional 180 days (“Rental Value Insurance”). Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent otherwise payable by Lessee, for the next 12 month period. Lessee shall be liable for any deductible amount in the event of such loss.

          (c) Adjacent Premises. If the Premises are part of a larger building, or of a group of buildings owned by Lessor which are adjacent to the Promises, the Lessee shall pay for any increase in the premiums for the property Insurance of such building or buildings if said increase is caused by Lessee’s acts, omissions, use or occupancy of the Premises.

          (d) Earthquake and Flood Insurance. Lessor shall procure earthquake and flood Insurance Insuring the Premises to fifty percent (50%) of its full replacement value and with a deductible not to exceed five percent (5%) of such replacement cost, and Lessee shall pay the premium for ouch Insurance.

     8.4 Lessee’s Property; Business Interruption Insurance.

          (a) Property Damage. Lessee shall obtain and maintain insurance coverage on all of Lessees personal property, Trade Fixtures, and Lessee Owned Alterations and Utility Installations. Such insurance shall be full replacement cost coverage with a deductible of not to exceed ~~$1,000~~ $250,000 per occurrence. ~~The proceeds from any such Insurance shall be used by Lessee for the replacement of personal property, Trade Fixtures and Lessee Owned Alterations and Utility Installations.~~ Lessee shall provide Lessor with written evidence that such insurance is in force.

          (b) Business Interruption. Lessee shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Lessee for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Lessee or attributable to prevention of access to the Premises as a result of such perils.

          (c) No Representation of Adequate Coverage. Lessor makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Lessee’s property, business operations or obligations under this Lease.

     8.5 Insurance Policies. Insurance required of Lessee herein shall be by companies duly licensed or admitted to transact business in the state where the Premises are located, and maintaining during the policy term a “General Policyholders Rating” of at least A,XII~~B+, V~~, as set forth in the most current issue of “Best’s Insurance Guide” (provided, however, that the first $1,000,000 of Lessee’s Commercial General Liability Coverage may be by a company with a rating of at least A-X), or such other rating as may be required by a Lender. Lessee shall not do or permit to be done anything which invalidates the required insurance policies. Lessee shall, prior to the StartCommencement Date, deliver to Lessor certified copies of policies of such insurance or certificates evidencing the existence and amounts of the required insurance. No such policy shall be cancelable or subject to modification except after 30 days prior written notice to Lessor. Lessee shall, at least 30 days prior to the expiration of such policies, furnish Lessor with evidence of renewals or “insurance binders” evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less. If either Party shall fail to procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same. All such insurance certificates and binders shall be subject to the prior approval of Lessor to confirm compliance with the requirements of this Paragraph 8.

     8.6 Waiver at Subrogation. Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein. The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto. The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.

     8.7 Indemnity. Except for Lessor’s gross negligence or willful misconduct, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessors master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys’ and consultants’ fees, expenses and/or liabilities arising out of, involving, or in connection with, the use and/or occupancy of the Premises by Lessee, its officers, agents, employees, contractors, guests, business invitees or licensees. If any action or proceeding is brought against Lessor by reason of any of the foregoing mailers. Lessee shall upon notice defend the same at Lessee’s expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be defended or Indemnified.

     8.8 Exemption of Lessor from Liability. Lessor shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Lessee. Lessee’s employees, contractors, invitees, customers, or any other person in or about the premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises ~~or upon other portions of the building of which the Premises are a part~~, or from other sources or places. ~~Lessor shall not be liable for any damages arising from any set or neglect of any other tenant of Lessor nor from the failure of Lessor to enforce the provisions of any other lease in the Project.~~ Notwithstanding Lessor’s negligence or breach of this Lease, Lessor shall under no circumstances be liable for injury to Lessee’s business or for any loss of income or profit therefrom.

     8.9 Failure to Provide Insurance. Lessee acknowledges that any failure on its part to obtain or maintain the insurance required herein will expose Lessor to risks and potentially cause Lessor to incur costs not contemplated by this Lease, the extent of which will be extremely difficult to ascertain. Accordingly, for any month or portion thereof that Lessee does not maintain the required insurance and/or does not provide Lessor with the required binders or certificates evidencing the existence of the required insurance, the Base Rent shall be automatically increased, without any requirement for notice to Lessee, by an amount equal to 10% of the then existing Base Rent ~~or $100 whichever is greater~~. The parties agree that such increase in Base Rent represents fair and reasonable compensation for the additional risk/costs that Lessor will incur by reason of Lessee’s failure to maintain the required insurance. Such increase in Base Rent shall in no event constitute a waiver of Lessee’s Default or Breach with respect to the failure to maintain such insurance, prevent the exercise of any of the other rights and remedies granted hereunder, nor relieve Lessee of its obligation to maintain the insurance specified in this Lease.

9. Damage or Destruction.

     9.1 Definitions.

          (a) "Premises Partial Damage” shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which can reasonably be repaired in 6 months or less from the date on which Lessor obtains all permits and other approvals necessary to commence the repair of the damage or destruction. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

          (b) "Premises Total Destruction” shall mean damage or destruction to the Promises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired in 6 months or less from the date on which Lessor obtains all permits and other approvals necessary to commence the repair of the damage or destruction. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

          (c) "Insured Loss” shall mean damage or destruction to Improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.

          (d) “Replacement Cost” shall mean the cost to repair or rebuild the Improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal end upgrading required by the operation of Applicable Requirements, and without deduction for depredation.

          (e) "Hazardous Substance Condition” shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Paragraph 6.2(a), in, on, or under the Premises which requires repair, remediation, or restoration.

     9.2 Partial Damage — Insured Loss. If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor’s expense, repair such damage (but not Lessee’s Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably, possible and this Lease shall continue in full force and effect; provided, however, that Lessee shall, at Lessor’s election, make the repair of any damage or destruction the total cost to repair of which is $10,000 or less, and, in such event, Lessor shall make any applicable insurance proceeds available to Lessee on a reasonable basis for that purpose. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the Insuring Party shall promptly contribute the shortage in proceeds (except as to the deductible which is Lessee’s responsibility) as and when required to complete said repairs. In the event, however, such shortage was due to the fact that, by reason of the unique nature of the Improvements, full replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within 10 days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said 10 day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If such funds or assurance are not received, Lessor may nevertheless elect by written notice to Lessee within 10 days thereafter to: (i) make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect, or (ii) have this Lease terminate 30 days thereafter. Lessee shall not be entitled to reimbursement of any funds contributed by Lessee to repair any such damage or destruction. Promises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.8, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

     9.3 Partial Damage — Uninsured Loss. If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act or omission of Lessee (in which event Lessee shall make the repairs at Lessee’s expense), Lessor may either (i) repair such damage as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) terminate this Lease by giving written notice to Lessee within 30 days after receipt by Lessor of knowledge of the occurrence of such damage. Such termination shall be effective 60 days following the date of such notice. In the event Lessor elects to terminate this Lease. Lessee shall have the right within 10 days after receipt of the termination notice to give written notice to Lessor of Lessee’s commitment to pay for the repair of such damage without reimbursement from Lessor. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days after making such commitment.

In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Lessee does not make the required commitment, this Lease shall terminate as of the date specified n the termination notice.

     9.4 Total Destruction. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate 60 days following such Destruction. If the damage or destruction was not an Insured Loss and was caused by the gross negligence or willful misconduct of Lessee, or if it was an Insured Loss and Lessee failed to carry the insurance required under Paragraph 8.3(a), Lessor shall have the right to recover Lessor’s damages from Lessee, except as provided in Paragraph 8.6.

     9.5 Damage Near End of Term. If at any time during the last 6 months of this Lease there is damage for which the cost to repair exceeds one month’s Base Rent, whether or not an Insured Loss, Lessor may terminate this Lease effective 80 days following the date of occurrence of such damage by giving a written termination notice to Lessee with 30 days after the date of occurrence of such damage. Notwithstanding the foregoing, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, (a) exercising such option and (b) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is 10 days after Lessee’s receipt of Lessor’s written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Lessee duty exercises such option during such period and provides Lessor with funds (or adequate assurance thereon to cover any shortage in insurance proceeds. Lessor shall, at Lessor’s commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee falls to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate on the date specified in the termination notice and Lessee’s option shall be extinguished.

     9.6 Abatement of Rent; Lessee’s Remedies.

          (a) Abatement. In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for which Lessee is not responsible under this Lease, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Lessee’s use of the Premises is impaired, but not to exceed the proceeds received from the Rental Value Insurance. All other obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.

          (b) Remedies. If Lessor shall be obligated to repair or restore the Premises and does not commence, in a substantial and meaningful way, such repair or restoration within 90 days after such obligation shall accrue, Lessee may at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice, of Lessee’s election to terminate this Lease on a date not less than 60 days following the giving of such notice. If Lessee gives such notice and such repair or restoration is not commenced within 30 days thereafter, this Lease shall terminate as of the date specified in said notice. If the repair or restoration is commenced within such 30 days, this Lease shall continue in full force and effect. “Commence” shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs, provided Lessee has delivered to Lessor any payments required to be made by Lessee under this Paragraph 9.

     9.7 Termination; Advance Payments. Upon termination of this Lease pursuant to Paragraph 6.2(g) or Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lesser. Lessor shall, in addition, return to Lessee so much of Lessee’s Security Deposit as has not been, or is not then required to be, used by Lessor.

     9.8 Waive Statutes. Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.

     9.9 Permits and Approvals. Provided no election has been made or deemed to have been made to terminate this Lease as a result of any damage, Lessor shall proceed in a commercially reasonable diligent manner to procure all permits and approvals necessary to commence repair or restoration.

10. Real Property Taxes.

     10.1 Definition. As used herein, the term “Real Property Taxes” shall include any form of assessment; real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, personal income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Lessor in the Premises or the Project, Lessor’s right to other income therefrom, and for Lessor’s business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Building address and where the proceeds so generated are to be applied by the city, county or other local taxing authority of a jurisdiction within which the Premises are located. Real Property Taxes shall also include any tax, fee, levy, assessment or charge, or any increase therein: (i) imposed by reason of events occurring during the term of this Lease, including but not limited to, a “change of ownership” (as that term is defined and interpreted in Sections 61 et seq. of the California Revenue and Taxation Code and in sections 461 et seq. of the California Administrative Code and any amendments or successor statutes and regulations thereto) resulting from a transfer of ownership of the Premises or any portion thereof by Lessor to a third party (an “FHL Transferee”); provided, however, that Real Property Taxes shall not include any increase thereof based on any incremental Increase in the assessed value of the Premises resulting from a subsequent transfer of ownership of the Premises or any portion thereof by The FHL Transferee ~~a change in the ownership of the Premises~~, and (ii) levied or assessed on machinery or equipment provided by Lessor to Lessee pursuant to this Lease.

     10.2 Payment of Taxes. In addition to Base Rent, Lessee shall pay to Lessor an amount equal to the Real Property Tax installment due at least 20 days prior to the applicable delinquency date. If any such installment shall cover any period of time prior to or after the expiration or termination of this Lease, Lessee’s share of such installment shall be prorated. If there is a Breach by Lessee, or if required by any future lender having a security Interest in all or any portion of the Premises, in the event Lessee incurs a late charge on any Rent payment, Lessor may estimate the current Real Property Texas, and require that such taxes be paid in advance to Lessor by Lessee monthly in advance with the payment of the Base Rent. Such monthly payments shall be en amount equal to the amount of the estimated Installment of taxes divided by the number of months remaining before the month in which said installment becomes delinquent. When the actual amount of the applicable tax bill is known, the amount of such equal monthly advance payments shall be adjusted as required to provide the funds needed to pay the applicable taxes. If the amount collected by Lessor is insufficient to pay such Real Property Taxes when due, Lessee shall pay Lessor, upon demand, such additional sum as is necessary. Advance payments may be Intermingled with other moneys of Lessor and shall not bear Interest. In the event of a Breach by Lessee in the performance of its obligations under this Lease, then any such advance payments may be treated by Lessor as an additional Security Deposit.

     10.3 Joint Assessment. If the Premises are not separately assessed, Lessee’s liability shall be an equitable proportion of the Real Property Taxes for all of the land and Improvements Included within the lax parcel assessed, such proportion to be conclusively determined by Lessor from the respective valuations assigned in the assessor’s work sheets or such other Information as may be reasonably available.

     10.4 Personal Property Taxes. Lessee shall pay, prior to delinquency, all taxes assessed against and levied upon Lessee Owned Alterations, Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee. When possible, Lessee shall cause its Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee’s said property shall be assessed with Lessors real property, Lessee shall pay Lessor the taxes attributable to Lessee’s property within 10 days after receipt of a written statement setting forth the taxes applicable to Lessee’s property.

11. Utilities; and Services. Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered or billed to Lessee, Lessee shall pay a reasonable proportion, to be determined by Lessor, of all charges jointly metered or billed. There shall be no abatement of rent and Lessor shall not be liable in any respect whatsoever for the Inadequacy, stoppage, Interruption or discontinuance of any utility or service due to riot, strike, labor dispute, breakdown, accident, repair or other cause beyond Lessor’s reasonable control or in cooperation with governmental request or directions.

12. Assignment and Subletting.

     12.1 Lessor’s Consent Required.

          (a) Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, “assign or assignment”) or sublet all or any part of Lessee’s Interest in this Lease or in the Premises without Lessors prior written consent.

          (b) Unless Lessee is a corporation and its stock is publicly traded on a national stock exchange, a change in the control of Lessee shall constitute an assignment requiring consent. The transfer, on a cumulative basis, of 25% or more of the voting control of Lessee shall constitute a change in control for this purpose.

          (c) The Involvement of Lessee or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, transfer, leveraged buy-out or otherwise), whether or not a format assignment or hypothecation of this Lease or Lessee’s assets occurs, which results or will result in a reduction of the Net Worth of Lessee by an amount greater than 25% of such Net Worth as it was represented at the time of the execution of this Lease or at the time of the most recent assignment to which Lessor has consented, or as it exists immediately prior to said transaction or transactions constituting such reduction, whichever was or is greater, shall be considered an assignment of this Lease to which Lessor may withhold its consent “Net Worth of Lessee” shall mean the net worth of Lessee (excluding any guarantors) established under generally accepted accounting principles.

          (d) An assignment or subletting without consent shall, at Lessor’s option, be a Default curable after notice per Paragraph 13.1(c), or a noncurable Breach without the necessity of any notice and grace period, if Lessor elects to treat such unapproved assignment or subletting as a noncurable Breach, Lessor may either: (i) terminate this Lease, or (ii) upon 30 days written notice, Increase the monthly Base Rent to 110% of the Base Rent then in effect. Further, in the event of such Breach and rental adjustment, (i) the purchase price of arty option to purchase the Premises held by Lessee shall be subject to similar adjustment to 110% of the pace previously in effect, and (ii) all fixed and non-raced rental adjustments scheduled during the remainder of the Lease term shall be Increased to 11046 of the scheduled adjusted rent.

          (e) Lessee’s remedy for any breach of Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or injunctive relief, and Lessee hereby waives the provisions of any present or future statute to the extent inconsistent herewith Including, without limitation, California Civil Code Section 995.310(b).

     12.2 Terms and Conditions Applicable to Assignment and Subletting.

          (a) Regardless of Lessor’s consent, no assignment or subletting shall; (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, or (iii) alter the primary liability of Lessee far the payment of Rent or for the performance of any other obligations tote performed by Lessee.

          (b) Lessor may accept Rent or performance of Lessee’s obligations from any person other than Lessee pending approval or disapproval of an assignment, Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Lessor’s right to exercise its remedies for Lessee’s Default or Breach.

          (c) Lessor’s consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.

          (d) In the event of any Default or Breach by Lessee, Lessor may proceed directly against Lessee, any Guarantors or anyone else responsible for the performance of Lessee’s obligations under this Lease, Including any assignee or sublessee, without first exhausting Lessor’s remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor.

          (e) Each request for consent to an assignment or subletting shall be in writing, accompanied by Information relevant to Lessor’s determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, Including but not limited to the intended use and/or required modification of the Premises, if any, together with a fee of $500 as consideration for Lessor’s considering and processing said request. Lessee agrees to provide Lessor with such other or additional Information and/or documentation as may be reasonably requested. (See also Paragraph 36)

          (f) Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented to in writing.

          (g) Lessor’s consent to any assignment or subletting shall not transfer to the assignee or sublessee any Option granted to the original Lessee by [his Lease unless such transfer is specifically consented to by Lessor in writing. (See Paragraph 39.2)

     12.3 Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed Included in all subleases under this Lease whether or not expressly incorporated therein:

          (a) Lessee hereby assigns and transfers to Lessor sit of Lessee’s Interest in all Rent payable an any sublease, and Lessor may collect such Rent and apply same toward Lessee’s obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Lessee’s obligations, Lessee may collect said Rent. In the event that the amount collected by Lessor exceeds Lessee’s obligations any such excess shall be refunded to Lessee. Lessor shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee’s obligations to such sublessee. Lessee hereby Irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor staling that a Breach exists in the performance of Lessee’s obligations under this Lease, to pay to Lessor all Rent due and to become due under the sublease. Sublessee shall rely upon any such notice from Lessor and shall pay all Rents to Lessor without any obligation or right to inquire as to whether suds Breach exists, notwithstanding any claim from Lessee to the contrary.

          (b) In the event of a Breach by Lessee, Lessor may, at its option, require sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of sold option to the expiration of such sublease; provided, however. Lessor shall not he liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior Defaults or Breaches of such sublessor.

          (c) Any matter requiring the consent of the sublessor under a sublease shall also require the consent of Lessor.

          (d) No sublessee shall further assign or sublet all or any part of the Premises without Lessor’s prior written consent.

          (e) Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.

     Any notice given under this Paragraph 13.1 shall re in lieu of and not in addition to the notice requirements of California Code of Civil Procedure section 1161, et seq.

13. Default; Breach; Remedies.

     13.1 Default; Breach. A “Default” is defined as a failure by the Lessee to comply with or perform any of the terms, covenants, conditions or Rules and Regulations under this Lease. A “Breach” is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period;

          (a) The abandonment of the Promises; or the vacating of the Premises without providing a commercially reasonable level of security, or where the coverage of the property Insurance described €n Paragraph 8.3 is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism.

          (b) The failure of Lessee to make any payment of Rent or any Security Deposit required to be made by Lessee hereunder, whether to Lessor or to a third party, when due, to provide reasonable evidence of Insurance or surety bond, or to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of 3 business days following written notice to Lessee.

          (c) The failure by Lessee to provide (i) reasonable written evidence of compliance with Applicable Requirements, (ii) the service contracts, (iii) the rescission of an unauthorized assignment or subletting, (iv) en Estoppel Certificate, (v) a requested subordination, (vi) evidence concerning any guaranty and/or Guarantor, (vii) any document requested under Paragraph 42, (viii) material safety data sheets (MSDS), or (ix) any other documentation or Information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of 10 days following written notice to Lessee.

          (d) A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 40 hereof, ether than those described in subparagraphs 13.f(a), (b) or (c), above, where such Default continues for a period of 30 days after written notice; provided, however, that if the nature of Lessee’s Default is such that more than 30 days are reasonably required for its cure, then it shall not be deemed to be a Breath if Lessee commences such cure within sold 30 day period and thereafter diligently prosecutes such cure to completion.

          (e) The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a “debtor” as defined in 11 U.S.C. § 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where possession is rot restored to Lessee within 30 days: or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where such seizure is not discharged within 30 days; provided, however, in the event that any provision of this subparagraph (a) is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

          (f) The discovery that any financial statement of Lessee or of any Guarantor given to Lessor was materially false.

          (g) If the performance of Lessee’s obligations under this Lease is guaranteed: (i) the death of a Guarantor, (ii) the termination of a Guarantors liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a Guarantor’s becoming insolvent or the subject of a bankruptcy filing, (iv) a Guarantor’s refusal to honor the guaranty, or (v) a Guarantor’s breach of its guaranty obligation on an anticipatory basis, and Lessee’s failure, within 60 days following written notice of any such event, to provide written alternative assurance or security, which, when coupled with the then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the Guarantors that existed at the time of execution of this Lease,

     13.2 Remedies. If Lessee fails to perform any of its affirmative duties or obligations, within 10 days after written notice (or in case of en emergency, without notice), Lessor may, at its option, perform such duty or obligation on Lessee’s behalf, including but not limited to the obtaining of reasonably required hands, Insurance policies, or governmental licenses, permits or approvals. Lessee shall pay to Lessor an amount equal to 115% of the costs and expenses incurred by Lessor in such performance upon receipt of art Invoice therefor, in the event of a Breach, Lessor may, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach:

          (a) Terminate Lessee’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent winch would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, Including but not limited to the cost of recovering possession of the Premises, expenses of resetting, including necessary renovation and alteration of the Premises, reasonable attorneys’ fees, and that portion of arty leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the Immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the lime of award plus one percent. Efforts by Lessor to mitigate damages caused by Lessee’s Breach of this Lease shall not waive Lessor’s right to recover damages under Paragraph 12. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit. If a notice and grace period required under Paragraph 13.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Lessee under the unlawful detainer statute shall also constitute the notice required by Paragraph 13.1. In such case, the applicable grace period required by Paragraph 13.1 and the unlawful detainer statute shall run concurrently, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by sold statute.

          (b) Continue the Lease and Lessee’s right to possession and recover the Rent as it becomes due, in which event Lessee may sublet or assign, subject only to reasonable limitations. Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Lessor’s interests, shall not constitute a termination of the Lessee’s right to possession.

          (c) Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located. The expiration or termination of this Lease and/or the termination of Lessee’s right to possession shall riot relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee’s occupancy of the Premises,

     13.3 Inducement Recapture. Any agreement for free or abated rant or other charges, or for the giving or paying by Lessor to or for Lessee of any cash or other bonus, inducement or consideration for Lessee’s entering into this Lease, all of which concessions are hereinafter referred to as “Inducement Provisions,” shall be deemed conditioned upon Lessee’s full and faithful performance of all of the terms, covenants and conditions of this Lease. Upon Breach of this Lease by Lessee, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or affect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Lessor under such an inducement Provision shall be immediately due and payable by Lessee to Lessor, notwithstanding any subsequent cure of said Breach by Lessee. The acceptance by Lessor of rent or the cure of the Breach which initiated the operation of this paragraph shall not be deemed a waiver by Lessor of the provisions of this paragraph unless specifically so stated in writing by Lessor at the time of such acceptance.

     13.4 Late Charges. Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs Include, but are not limited to, processing and accounting charges, and late charges which may be Imposed upon Lessor by any Lender. Accordingly, if any Rent shall not be received by Lessor post marked within 5 days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall Immediately pay to Lessor a one-time late charge equal to $5,000 10% of each such overdue amount or $100, whichever is greater. The Parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment. Acceptance of such late charge by Lessor shall in cc event constitute a waiver of Lessee’s Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. In the event that a fate charge is payable hereunder, whether or not collected, for 3 consecutive installments of Base Rent, then notwithstanding any provision of this Lease to the contrary, Base Rent shall, at Lessor’s option, become due and payable quarterly in advance.

     13.5 Interest. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor, when due as to scheduled payments (such as Base Rent) or within 30 days following the date on which it was due for non-scheduled payment, shall bear interest from the date when due, as to scheduled payments, or the 31st day after It was due as to non-scheduled payments. The interest (“Interest”) charged shall he computed at the rate of 10% per annum but shall not exceed the maximum rate allowed by law, interest is payable in addition to the potential late charge provided for in Paragraph 13.4.

     13.6 Breach by Lessor.

          (a) Notice of Breach. Lessor shall not be deemed in breach of this Lease unless Lessor falls within a reasonable lime to perform an obligation required to be performed by Lessor. For purposes of this Paragraph, a reasonable time shall in no event be less than 30 days after receipt by Lessor, and any Lender whose name and address shall have been furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that €f the nature of Lessor’s obligation is such that more than 30 days are reasonably required for its performance, then Lessor shall not be in breach if performance €s commenced within such 30 day period and thereafter diligently pursued to completion.

          (b) Performance by Lessee on Behalf of Lessor. In the event that neither Lessor nor Lender cures said breach within 30 days after receipt of said notice, or if having commenced said cure they do not diligently pursue It to completion, then, except as otherwise provided in f paragraph 59 of the Addendum, Lessee’s sole remedies shall be the right to damages and/or Injunctive relief and in no event shall Lessee have the right to terminate this Lease or abatement of Rent hereunder a5 the result of Lessor’s breach or default. Lessee may elect to cure said breach at Lessee’s expense and offset from Rent the actual and reasonable cost to perform such cure, provided, however, that such effect shall not exceed an amount equal to the greater of one month’s Base Rent or the Security Deposit, receiving Lessee’s right to seek reimbursement from Lessor. Lessee shall document the cost of said cure and supply said documentation to Lessor. See Addendum.

14. Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat et the exercise of said power (collectively “Condemnation”), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than 10% of the Building, or more than 25% of that portion of the Premises not occupied by any building, is taken by Condemnation, and in either care substantially impairs the use of the Premises’ by Lessee, Lessee may, at Lessee’s option, to be exercised in writing within 10 days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within 10 days after the condemning authority shall have taken possession) terminate this Lease as of the data the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force cad effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation. Condemnation awards and/or payments shall he the property of Lessor, whether such award shut be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that Lessee shall be entitled to any compensation for Lessee’s relocation expenses, loss of business goodwill and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph. All Alterations and Utility Installations made to the Premises by Lessee, for purposes of Condemnation only, shall be considered the property of the Lessee and Lessee shall be entitled to any and all compensation which is payable therefor. In the event that this Lease is not terminated by reason of the Condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation.

15. Brokerage Fees.

     15.1 Additional Commission. In addition to the payments owed pursuant to Paragraph 1.9 above, and unless Lessor and the Brokers otherwise agree in writing, Lessor agrees that: (a) if Lessee exercises any Option,

(b) if Lessee acquires any rights to the Premises or other premises owned by Lessor and located within the same Project. If any, within which the Premises is located, (e) if Lessee remains in possession of the Premises, with the consent of Lessor, after the expiration of this Lease, or (d) if Base Rent is increased, whether by agreement or operation of an escalation clause herein, then, Lessor shall pay Brokers a fee in accordance with the schedule of the Brokers in effect at the time of the execution of the Lease.

     15.2 Assumption of Obligations. Any buyer or transferee of Lessor’s interest in this Lease shall be deemed to have assumed Lessor’s obligation hereunder. Brokers shall be third party beneficiaries of the provision of Paragraphs 1.9, 15, 22 and 31. If Lessor fails to pay to Brokers any amounts due as and for brokerage fees pertaining to the Lease when due, then such amounts shall accrue interest. In addition, if Lessor fails to pay any amounts to Lessee’s Broker when due, Lessee’s Broker may send written notice to Lessor and Lessee of such failure and if Lessor fails to pay such amount within 10 days after said notice, Lessee shall pay said monies to its Broker and offset such amounts against Rent. In addition, Lessee’s Broker shall be deemed to be a third party beneficiary of any commission agreement entered into by and/or between Lessor and Lessor’s Broker for the limited purpose of collecting any brokerage fee owed.

     15.3 Representations and Indemnities of Broker Relationships. Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if arty) in connection with this Lease, and that no one other than said named Brokers is entitled to any commission or finder’s fee in connection herewith, Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the Indemnifying Party, including any costs, expenses, attorneys’ fees reasonably incurred with respect thereto. Under no circumstances shall the Brokers be considered third-parry beneficiaries of this Lease.

16. Estoppel Certificates.

          (a) Each Party (as “Responding Party”) shall within 10 days after written notice from the other Party (the “Requesting Party”) execute, acknowledge and deliver to the Requesting Party a statement fn writing in form similar to the then most current “Estoppel Certificate” form published by the AIR Commercial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

          (b) If the Responding Party shall fail to execute or deliver the Estoppel Certificate within such 10 day period, the Requesting Party may execute an Estoppel Certificate stating that: (i) the Lease is in full force and effect without modification except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party’s performance, and (iii) if Lessor is the Requesting Party, not more than one month’s rent has been paid in advance, Prospective purchasers and encumbrances may rely upon the Requesting Party’s Estoppel Certificate, and the Responding Party shall be estopped from denying the truth of the facts contained in said Certificate.

          (c) If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee end all Guarantors shall deliver to any potential lender or purchaser designated by Lessor such financial statements as may be reasonably required by such lender or purchaser, including but not limited to Lessee’s financial statements for the past 3 years, provided that, so long as Lessee is publicly traded, Lessee shall have no obligation to deliver any non-public information. All such financial statements shall be delivered within 10 days after request and shall be received by Lessor and such tender or purchaser in confidence and shall be used only for the purposes herein set forth.

17. Definition of Lessor. The term “Lessor” as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee’s Interest in the prior lease. In the event of a transfer of Lessor’s title or interest in the Premises or this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor. Except as provided in Paragraph 15, Upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to .be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined.

18. Severability. The Invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19. Days. Unless otherwise specifically indicated to the contrary, the word “days” as used in this Lease shall mean and refer to calendar days.

20. Limitation on Liability. The obligations of Lessor under this Lease shall not constitute personal obligations of Lessor or its partners, members, directors, officers or shareholders, and Lessee shall lock to the Premises, and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shah not seek recourse against Lessor’s partners, members, directors, officers or shareholders, or any of their personal assets for such satisfaction.

21. Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

22. No prior or Other Agreements; Broker Disclaimer. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Lessor and Lessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the use, nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party. The liability (including court costs and attorneys’ fees) of any Broker with respect to negotiation, execution, delivery or performance by either Lessor or lessee under this Lease or any amendment or modification herein shall be limited to an amount up to the fee received by such Broker pursuant to this Lease; provided, however, that the foregoing limitation on each Broker’s liability shall not be applicable to any gross negligence or willful misconduct of such Broker.

23. Notices.

     23.1 Notice Requirements. All notices required or permitted by this Lease or applicable law shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party’s signature on this Lease shall be that Party’s address for delivery or mailing of notices. Either Party may by written notice to the other specify a different address for notice, except that upon Lessee’s taking possession of the Premises, the Premises shall constitute Lessee’s address for notice. A copy of all notices to Lessor shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time 1o time hereafter designate in writing.

     23.2 Date of Notice. Any notice sent by registered or certified mall, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given 48 hours after the same is addressed as required heroin and mailed with postage prepaid, Notices delivered by United States Express Mall or overnight courier that guarantee next day delivery shall be deemed given 24 hours after delivery of the same to the Postal Service or courier. Notices transmitted by facsimile transmission or similar means shall be deemed delivered upon telephone confirmation of receipt (confirmation report from fax machine is sufficient), provided a copy is also delivered via delivery or mall. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

24. Waivers. No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of

Lessor’s consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. The acceptance of Rent by Lessor shell not he a waiver of any Default or Breach by Lessee. Any payment by Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/for conditions shall be of no force or affect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

25. Disclosures Regarding The Nature of a Real Estate Agency Relationship.

          (a) When entering Into a discussion with a real estate agent regarding a real estate transaction, a Lessor or Lessee should from the outset understand what type of agency relationship or representation it has with the agent or agents in the transaction- Lessor and Lessee acknowledge being advised by the Brokers in this transaction, as follows:

     (i) Lessor’s Agent. A Lessor’s agent under a listing agreement with the Lessor acts as the agent for the Lessor only. A Lessor’s agent or subagent has the following affirmative obligations; To the Lessor: A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Lessor. To the Lessee and the Lessor: a. Diligent exercise of reasonable skills and care in performance of the agent’s duties. b. A duty of honest and fair dealing and good faith. c. A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential Information obtained from the other Party which does not involve the affirmative duties set forth above.

     (ii) Lessee’s Agent. An agent can agree to act as agent for the Lessee only in these situations, the agent is riot the Lessor’s agent, even if by agreement the agent may receive compensation for services rendered, either in full or in part from the Lessor. An agent acting only for a Lessee has the following affirmative obligations. To the Lessee: A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Lessee. To the Lessee and the Lessor: a. Diligent exercise of reasonable skills and care in performance of the agent’s cutler. b. A duty of honest and fair dealing and good faith. c. A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.

     (iii) Agent Representing Both Lessor and Lessee. A real estate agent, either acting directly or through one or more associate licenses, can legally be the agent of both the Lessor and the Lessee in a transaction, but only with the knowledge and consent of both the Lessor and the Lessee. In a dual agency situation, (he agent has the following affirmative obligations to both the Lessor and the Lessee: a. A fiduciary duty of utmost care, integrity, honesty and loyalty in the dealings with either Lessor or the Lessee, b. Other duties to the Lessor and the Lessee as stated above in subparagraphs (i) or (ii). In representing both Lessor and Lessee, the agent may not without the express permission of the respective Party, disclose to the other Party that the Lessor will accept rent in an amount less than that Indicated in the listing or that the Lessee is willing to pay a higher rent than that offered. The above duties of the agent in a real estate transaction do not relieve a Lessor or Lessee from the responsibility to protect their own Interests, Lessor and Lessee should carefully read all agreements to assure that they adequately express their understanding of the transaction, A real estate agent is a person qualified to advise about real estate. If legal or tax advice is desired, consult a competent professional.

          (b) Brokers have no responsibility with respect to any default or breach hereof by either Party. The liability (including court costs and attorneys’ fees), of any Broker with respect to any breach of duty, error or omission relating to this Lease shall not exceed the fee received by such Broker pursuant to this Lease; provided, however, that the foregoing limitation on each Broker’s liability shall not be applicable to any gross negligence or willful misconduct of such Broker.

          (c) Lessor and Lessee agree to Identify to Brokers as “Confidential’ any communication or information given Brokers that is considered by such Party to be confidential.

26. No Right To Holdover. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. In the event that Lessee holds over, then the Bass Rent shall be Increased to 150% of the Base Rent applicable immediately preceding the expiration or termination. Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.

27. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. Covenants and Conditions; Construction of Agreement. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions. In construing this Lease, all headings and titles are for the convenience of the Parties only and shall not be considered a part of this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This Lease shelf not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both Parties had prepared it.

29. Binding Effect; Choice of Law. This Lease shall be binding upon the Parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be Initiated in the county in which the Premises are located.

30. Subordination; Adornment; Non-Disturbance.

     30.1 Subordination. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, “Security Device”), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof, Losses agrees that the holders of any such Security Devices (in this Lease together referred to as “Lender”) shall have no liability or obligation to perform any of the obligations of Lessor under this Lease. Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

     30.2 Attornment. In the event that Lessor transfers title to the Premises, or the Premises are acquired by another upon the foreclosure or termination of a Security Device to which this Lease is subordinated (i) Lessee shall, subject to the non-disturbance provisions of Paragraph 30.3, attorn to such new owner, and upon request, enter Into a new lease, containing all of the forms and provisions of this Lease, with such new owner for the remainder of the term hereof, or, at the election of such new owner, this Lease shall automatically become a new Lease between Lessee and such new owner, upon all of the terms and conditions hereof, for the remainder of is term hereof, and (ii) Lessor shall thereafter be relieved of any further obligations hereunder and such new owner shall assume all of Lessor’s obligations hereunder, except that such new owner shall not: (a) be liable for any act or omission of any prior Lessor or with respect to events occurring prior to acquisition of ownership; (b) be subject to any offsets or defenses which Lessee might have against any prior Lessor, (c) be bound by prepayment of more than one month’s rent, or (d) be liable for the return of any security deposit paid to any prior Lessor.

     30.3 Non-Disturbance. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee’s subordination of this Lease shall be subject to receiving a Subordination, Non-Disturbance and Attornment Agreement in the form attached as Exhibit 13 to the Addendum (or such other commercially reasonable form as a lender may require). commercially reasonable non disturbance agreement (a “ Non Disturbance Agreement”) from the Lender which Non Disturbance Agreement provides that Lessee’s possession of the Premises, and this Lease, including any options to extend the item hereof, will not be disturbed so long as Lessee is not in Breach hereof and attend to the record owner of the Premises. Further, within 60 days after the execution of this Lease. Lessor shall use its commercially reasonable efforts to obtain a Non-Disturbance Agreement from the holder of any pre-existing Security Device which is secured by the Premises. In the event that Lessor is unable to provide the Non-Disturbance Agreement within said 60 days, then Lessee may, at Lessee’s option, directly contact Lender and attempt to negotiate for the execution and delivery of a Non-Disturbance Agreement.

     30.4 Self-Executing. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises. Lessee and Lessor shall execute d Non Disturbance Agreement and/or such further writings as may he reasonably required to separately document any subordination, attornment and/or Non-Disturbance Agreement provided for herein.

31. Attorneys’ Fees. If any Party or Broker brings an action or proceeding involving the Premises whether founded 1n tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys’ fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, “Prevailing Party” shall Include, without limitation, a Party or-Broker-who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys’ fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably Incurred. In addition, Lessor shall be entitled to attorneys’ fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach ($200 is a reasonable minimum per occurrence for such services and consultation).

32. Lessor’s Access; Showing Promises; Repairs. Lessor and Lessor’s agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable prior notice for the purpose of showing the same to prospective purchasers, lenders, or tenants, and making such alterations, repairs, Improvements or additions to the Premises as Lessor may deem necessary or desirable and the erecting, using and maintaining of utilities, ‘services, pipes and conduits through the Premises and/or other promises as long as there is no material adverse effect to Lessee’s use of the Premises. All such activities shall be without abatement of rent or liability to Lessee.

33. Auctions. Lessee shall not conduct, nor permit to be conducted, any auction upon the Premises without Lessor’s prior written consent. Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.

34. Signs. Lessor may place on the Premises ordinary “For Sale” signs at any time and ordinary “For Lease” signs during the last 6 months of the term hereof. Except for ordinary “for sublease” signs, Lessee shall not place any sign upon the Premises without Lessor’s prior written consent. All signs must comply with all Applicable Requirements.

35. Termination; Merger. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that Lessor may elect to continue any one or all existing subtenants. Lessor’s failure within 10 days following any such event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor’s election to have such event constitute the termination of such Interest.

36. Consents. Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor’s actual reasonable costs and expenses (including but not limited to architects’, attorneys’, engineers’ and other consultants’ fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee upon receipt of an Invoice and supporting documentation therefor Lessor’s consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shell such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent. The failure to specify herein any particular condition to Lessor’s consent shall not preclude the Imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given. In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in wrong and in reasonable detail within 10 business days following such request.

37. Guarantor.

     37.1 Execution. The Guarantors, if any, shall each execute a guaranty in the form most recently published by the AIR Commercial Real Estate Association, and each such Guarantor shall have the same obligations as Lessee under this Lease.

     37.2 Default. It shall constitute a Default of the Lessee if any Guarantor fails or refuses, upon request to provide: (a) evidence of the execution of the guaranty, including the authority of the party signing on Guarantor’s behalf to obligate Guarantor, and in the case of a corporate guarantor, a certified copy of a resolution of the board of directs authorizing the making of such guaranty; (b) current financial statements; (c) an Estoppel Certificate, or (d) written confirmation that the guaranty is still in effect.

38. Quiet Possession. Subject to payment by Lessee of the Rent and performance of all of the covenants, conditions and provisions on Lessens part to be observed and performed under this Lease, Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof.

39. Options. if Lessee is granted an Option, as defined below, then the following previsions shall apply:

     39.1 Definition. “Option” shall mean: (a) the right to extend the term of or renew this Lease or to extend or renew any lease that Lessee has on other property of Lessor; (b) the right of first refusal or first offer to lease either the Premises or other property of Lessor: (c) the right to purchase or the right of first refusal to purchase the Premises or other property of Lessor.

     39.2 Options Personal To Original Lessee. Any Option granted to Lessee in this Lease is personal to the original Lessee, and cannot be assigned or exercised by anyone other than said original Lessee and only while the original Lessee is in full possession of the Premises and, if requested by Lessor, with Lessee certifying that Lessee has no intention of thereafter assigning or subletting.

     39.3 Multiple Options. In the event that Lessee has any multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options have been validly exercised.

     39.4 Effect of Default on Options.

          (a) Lessee shall have no right to exercise an Option: (I) during the period commencing with the giving of any notice of Default and continuing until said Default is cared, (ii) during the period of time any Rent is unpaid (without regard to whether notice thereof is given Lessee), (iii) during the time Lessee is in Breach of this Lease, or (iv) in the event that Lessee has been given 3 or more notices of separate Default, whether or not the Defaults are cured, during the 12 month period Immediately preceding the exercise of the Option.

          (b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee’s inability to exercise an Option because of the provisions of Paragraph 39.4(a).

          (c) An Option shall terminate and be of no further force or effect, notwithstanding Lessee’s due and timely exercise of the Option, if, offer such exercise and prior to the commencement of the extended term or completion of the purchase, (i) Lessee falls to pay Rent for a period of 30 days after such Rent becomes due (without any necessity of Lessor to give notice thereof), or (ii) if Lessee commits a Breech of this Lease.

40. Multiple Buildings. If the Premises area part of a group of buildings controlled by Lessor, Lessee agrees that twill abide by and conform to all reasonable rules and regulations which Lessor may make from time to time for the management, safety, and care of said properties, Including the care and cleanliness of the grounds end including the parking, loading and unloading of vehicles, and to cause its employees, suppliers, shippers, customers, contractors and Invitees to so abide and conform, Lessee also agrees to pay its fair share of common expenses Incurred in connection with such rules and regulations.

41. Security Measures. Lessee hereby acknowledges that the Rent payable to Lessor hereunder does not Include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their properly from the acts of third parties.

42. Reservations. Lessor reserves to itself the right, from time to time, to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably Interfere with the use of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate any such easement rights, dedication, map or restrictions.

43. Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment “under protest” and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall he entitled to recover such sum or so much thereof as It was not legally required to pay.

44. Authority; Multiple Parties; Execution.

          (a) If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing thin Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. Each party shall, within 30 days after request, deliver to the other party satisfactory evidence of such authority.

          (b) if this Lease is executed by more than one person or entity as “Lessee”. Each such person or entity shall be jointly and severally [!able hereunder. It is agreed that any one of the named Lessees shall be empowered to execute any amendment to this Lease, or other document ancillary thereto and bind all of the named Lessees, and Lessor may rely on the same as if all of the named Lessees had executed such document.

          (c) This Lease may be executed by the Parties in counterparts, each of which shall be deemed an original and all of which together shall constitute ore and the same Instrument.

45. Conflict. Any conflict between the printed provisions of this Lease and typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

46. Offer. Preparation of this Lease by either Party or their agent and submission of same to the other Party shall not be doomed an offer to lease to the other Party. This Lease is not Intended to be binding until executed and delivered by all Parties hereto.

47. Amendments. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. As long as they do not materially change Lessee’s obligations hereunder.

Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.

48. Waiver of Jury Trial. THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INVOLVING THE PROPERTY OR ARISING OUT OF THIS AGREEMENT.

49. Mediation and Arbitration of Disputes. An Addendum requiring the Mediation and/or the Arbitration of all disputes between the Parties and/or Brokers arising cut of this Lease ☐ is ☑ is not attached to this Lease.

50. Americans with Disabilities Act. Since compliance with the Americans with Disabilities Act (ADA) is dependent upon Lessee’s specific use of the Promises, Lessor makes no warranty or representation as to whether or not The Premises comply with ADA or any similar legislation. In the event that Lessee’s use of the Premises requires modifications or additions to the Premises in order to be in ADA compliance, Lessee agrees to make any such necessary modifications and/or additions at Lessee’s expense,

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AIR COMMERCIAL REAL ESTATE ASSOCIATION OR BY ANY BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

1. SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.

2. RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PREMISES, THE STRUCTURAL INTEGRITY. THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PREMISES FOR LESSEE’S INTENDED USE.

WARNING: IF THE PREMISES IS LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE LEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PREMISES IS LOCATED.

The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Executed at:	Executed at:

On:	On:

By LESSOR:	By LESSEE:
FHL GROUP,	VIRCO MFG. CORPORATION,

a California corporation	a Delaware corporation

By:	By:

Name Printed:	Name Printed:

Title:	Title:

By: /s/ Henry J. Harper, Jr.	By: /s/ Robert Dose

By: Name Printed: Henry J. Harper, Jr.	Name Printed: Robert Dose

Title: President	Title: Chief Financial Officer

Address: 2500 Paseo Del Mar	Address: 2027 Harpers Way

Palos Verdes Estates, CA 90274	Torrance, CA 90501

Telephone: (___)	Telephone: (310) 533-0474

Facsimile: (___)	Facsimile: (___)

Federal ID No.	Federal ID No.

BROKER:	BROKER:

Attn:	Attn.:

Title:	Title:

Address:	Address:

Telephone:	Telephone:

Facsimile:	Facsimile:

Federal ID No.:	Federal ID No.:

NOTE: These forms are often modified to meet the changing requirements of law and Industry needs. Always write or call to make sure you are utilizing the most current form: AIR COMMERCIAL REAL ESTATE ASSOCIATION, 700 So. Flower Street, Suite 600, Los Angeles, California 90017. (213) 687.8777. Fax No. (213) 687-8616

ADDENDUM TO AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION
STANDARD INDUSTRIAL/COMMERCIAL SINGLE LESSEE LEASE — NET

     Unless otherwise defined herein, capitalized terms used in this Addendum shall have the same meanings as set forth in the Lease to which it is attached. In the event of any conflict or inconsistency between this Addendum and the Lease, this Addendum shall control.

     51. Early Possession; Lessee Improvements. At any time after execution of this Lease, subject to the terms and conditions of the Work Letter Agreement attached hereto as Exhibit A (the “Work Letter”), Lessee shall be entitled to commence construction of the “Lessee Improvements” (as that term is defined in the Work Letter), provided that: (i) Lessee’s construction of the Lessee Improvements in no way interferes with any other work of construction or other work on any part of the Premises to be undertaken by Lessor, including, without limitation, that set forth in Paragraph 54 of this Addendum; (ii) Lessee delivers to Lessor before commencement of the Lessee Improvements evidence of insurance coverage required under this Lease; (iii) Lessee at all times during Lessee’s construction of the Lessee Improvements keeps the Premises free of all mechanic’s, materialmen’s and design professionals’ liens; and (iv) Lessee is not in default under the Existing Lease. Lessee’s entering the Premises and construction of the Lessee Improvements is subject to compliance, at Lessee’s sole expense, with all Applicable Requirements, including procurement of all required permits and licenses.

     52. Base Rent. Base Rent during the Original Term shall be as follows:

Month	Base Rent
February 1, 2005 through July 31, 2007	$213,817.50 per month. As provided below, one-half (1/2) of Base Rent shall abate for February and March 2005.

August 1, 2007 through February 28, 2010	Increased based upon Consumer Price Index (See below).

          The Base Rent in effect on July 31, 2007 shall be increased, effective August 1, 2007, by an amount equal to the greater of (A) three percent (3%) per annum, compounded, from February 1, 2005 through July 31, 2007 or (B) the annual percentage increase, if any, compounded, in the Consumer Price Index-Urban Wage Earners and Clerical Workers (Los Angeles, All Items, Base: 1982-84=100) (the “Index”). However, the amount of such increase shall not exceed six percent (6%) per annum, compounded, from February 1, 2005 through July 31, 2007. The Base Rent as so increased shall remain in effect for the remainder of the Original Term. If on August 1, 2007, the Index for July 2007 is not yet available, then Lessee shall pay the Base Rent as increased by the compounded three percent (3%) calculation as set forth above until such time as the Index for July 2007 is available, at which time Lessee shall pay to Lessor any shortages in Base Rent payments based on the July 2007 Index.

          By way of illustrating the Base Rent increase described above:

(1) if the Index increases by 4% during the period from February 1, 2005 to January 31, 2006, by 3% during the period from February 1, 2006 to January 31, 2007 and by 2.5% during the period from January 31, 2007 to July 31, 2007, then the increased Base Rent effective August 1, 2007 shall be $234,767.34; and

(2) if the Index increases by 2% during the period from February 1, 2005 to January 31, 2006 [such that the stated minimum of 3% per annum would apply during such 12-month period], by 5% during the period from February 1, 2006 to January 31, 2007 and by 4% during the period from January 31, 2007 to July 31, 2007 [such that the maximum of 6% per annum would apply during such 6-month period, i.e., 3%], then the increased Base Rent effective August 1, 2007 shall be $238,180.94.

          One-half (1/2) of Base Rent only shall abate for February 2005 and March 2005 (collectively, “Abated Rent”). During the period of Abated Rent, Lessee shall pay all other costs and fees due and owing under this Lease. Lessee shall be credited with having paid all of the Abated Rent on the expiration of the Term only if Lessee has fully, faithfully and punctually performed all of Lessee’s obligations, including without limitation the payment of all Rent (other than the Abated Rent) and all other monetary obligations, and has surrendered the Premises and the Building in the condition required by this Lease. Lessee acknowledges that its right to receive credit for the Abated Rent is absolutely conditioned upon Lessee’s full, faithful and punctual performance of all its obligations under this Lease. If Lessee does not cure a default under the Lease within any applicable notice period, the Abated Rent shall immediately become due and payable in full, and the Lease shall be enforced as if there were no Abated Rent or other rent concession. In such case, Abated Rent shall be calculated based on the full initial Base Rent payable under the Lease.

     53. Lessee’s Maintenance and Repair Obligations.

          The following is added to Paragraph 7.1 of the Lease:

     (d) Roof. Lessee shall be responsible for certain components of the cost of any Oven Related Repairs and for the costs of subsequent roof maintenance and repair, all as and to the extent provided in Paragraph 54(b)

of this Addendum. In addition, notwithstanding anything to the contrary in this Lease, Lessee shall not place any equipment, machinery, fixtures or other items on the roof without first obtaining Lessor’s consent, which shall not be unreasonably withheld. Any such items approved by Lessor shall in any event be installed in accordance with Paragraph 7.3 of the Lease.

     (e) HVAC. “HVAC” shall mean collectively all portions of the heating, ventilation and air conditioning systems serving the Building. Prior to or promptly following the Commencement Date, Lessor shall, at Lessee’s sole cost and expense, contract for a complete service of the HVAC with the contractor and the scope of work to be approved in advance by Lessee, which approval shall not be unreasonably withheld, conditional or delayed (the “Initial HVAC Service”). Following completion of the Initial HVAC Service, responsibility for repair, maintenance and replacement of the HVAC shall be allocated as follows:

     (i) With respect to the two (2) large roof top HVAC units servicing the office area of the Building, (A) Lessor shall, at Lessee’s sole cost and expense, procure and maintain a contract for routine maintenance and repair, with the contractor, scope of work, and monthly compensation to be approved in advance by Lessee, which approval shall not be unreasonably withheld, conditional or delayed, and (B) Lessor shall be responsible, at Lessor’s sole cost and expense, for any costs of routine maintenance and repair in excess of the foregoing approved monthly compensation and for making any necessary capital repairs or replacements; and

     (ii) With respect to all other components of the HVAC other than the above two (2) large roof top HVAC units, (A) Lessee shall, at Lessee’s sole cost and expense, perform all routine maintenance and repair, and (B) Lessor shall, in Lessor’s sole discretion, make any capital repairs or replacements, in which event all costs of such capital repairs or replacements shall be equally amortized on a straight-line basis over its useful life not to exceed ten (10) years, and Tenant shall pay, as additional Rent, such amortized amount throughout the remainder of the Original Term and any Extension Period.

     (f) Landscaping. Lessee shall, at Lessee’s sole cost and expense, procure and maintain a contract, with copies to Lessor and in customary form and substance, and with a contractor having the requisite skill and experience, for maintaining the Landscaping in a manner that is consistent with landscaping for comparable buildings in the same general vicinity as the Premises.

     (g) Exterior Painting. Between the thirty-seventh (37th) and forty-eighth (48th) months of the Original Term, Lessee shall, at Lessee’s sole cost and expense, cause the entire exterior of the Building to be water blasted, caulked, patched, primed and painted, provided that the contractor, the scope of work and the materials used shall be subject to Lessor’s prior approval, which shall not be unreasonably withheld or delayed. Without limiting the foregoing, Lessee shall promptly repair (including paint over) any vandalism; provided, however, Lessee shall have recourse to insurance carried by Lessor to the extent any such vandalism is an insured risk thereunder.

     (h) [Intentionally Omitted.]

     (i) Ovens. Lessor acknowledges that Lessee has undertaken such repairs, recalibrations, modifications or other corrections to Lessee’s bake oven currently existing in the Building that are intended to avoid any further damage to the roof or any other portion of the Building; provided, however, notwithstanding such repairs, recalibrations, modifications and/or other corrections, Lessee shall continue to be solely responsible for any damage caused by or related to the existence or use of any ovens (including, without limitation, such bake oven). Without limiting the foregoing and notwithstanding Lease Paragraph 7.4(c), upon expiration or earlier termination of this Lease, Lessee shall, at Lessee’s sole cost and expense, repair any damage to the Building that has been caused by any ovens or as a result of any other operations of Lessee.

     (j) Capital Expenditures. Subject to any specific treatment of capital repairs and/or expenditures elsewhere in this Paragraph 7.1 and to Lessee’s indemnification of Lessor as set forth in Paragraph 8.7, and without relieving Lessee of any liability resulting from Lessee’s failure to perform good maintenance, repair and replacement practices, if an item described in Paragraph 7.1(b) that is owned by Lessor cannot be repaired or replaced other than at a cost in any one instance which is in excess of $25,000 and with a resulting useful life of more than five (5) years (collectively, a “Capital Repair”), then the following provisions shall apply:

     (i) Lessee shall notify Lessor in writing of the need for such Capital Repair and shall provide for Lessor’s prior approval, which shall not be unreasonably withheld, conditioned or delayed, the proposed contractor, plans, scope of work and cost for such Capital Repair;

     (ii) Following Lessor’s approval of the proposed contractor, plans, scope of work and cost, Lessee shall promptly cause such approved contractor to commence and diligently perform such approved Capital Repair to completion in accordance with the approved plans and all Applicable Requirements, and Lessee shall pay all costs incurred in connection therewith;

     (iii) The approved cost of such Capital Repair shall be amortized over the useful life of the item in question (not in any event to exceed fifteen (15) years); and

     (iv) At the expiration of the Term (as it may be extended), Lessor shall pay to Lessee an amount equal to the unamortized portion, if any, of such approved cost.

          Notwithstanding the foregoing, the provisions of this Paragraph 7.1(j) shall not apply to any capital replacements or repairs that would otherwise qualify as Capital Expenditures but that were not, as of the Commencement Date, repaired or replaced as required pursuant to the Existing Lease (“Deferred Capital Repairs”). Lessee shall continue to be responsible, at Lessee’s sole cost and expense, under this Lease for the repair or replacement of all Deferred Capital Repairs.

     54. Lessor’s Repair and Maintenance Obligations.

          The following is added to Paragraph 7.2 of the Lease:

     (a) In General. Except as expressly set forth in Paragraph 7.2 of the Lease (as amended and supplemented by this Addendum Paragraph 54), Lessor shall have no obligation for the maintenance, replacement or repair of the Premises or any portion thereof. Lessor shall, during the Term, at Lessor’s sole cost and expense maintain in good, clean, safe, and lawful order, condition and repair, ordinary wear and tear excepted: (i) the foundation of the Building, (ii) the structural components of all exterior walls of the Building (expressly excluding painting, as set forth in Paragraph 7.1(g) above), (iii) the roof structure and roof membrane of the Building as and to the extent provided in Paragraph 7.2(b)(ii), below (but subject to Paragraph 7.1(i), above, and effective upon the assignment of the Roof Warranties as provided below), and (iv) the HVAC as and to the extent provided in Paragraph 7.2(c), below. However, Lessee and not Lessor shall be responsible for the prompt repair, at Lessee’s sole cost, of any damage to any portion of the foregoing caused by or through Lessee or its agents, employees, contractors, licensees or business invitees (whether intentional, negligent or otherwise), including, without limitation, any such damage caused by or related to the existence or use of Lessee’s oven located within the Building. Except as provided in Paragraphs 9 and 14 of the Lease, there shall be no abatement of Rent and in no case shall there be any liability of Lessor to Lessee or any other individual or entity by reason of (1) any injury to or interference with Lessee’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Premises or the Building as required of Lessor (unless such injury is directly caused by Lessor’s own gross negligence or willful act) or (2) any entry onto the Premises by Lessor for purposes of making such repairs, alterations or improvements or any other purpose. The scheduling of Lessor’s repairs shall be reasonably coordinated with Lessee, and Lessee may require that certain portions of the work be performed at night or on weekends, provided that Lessee shall pay any incremental costs associated with scheduling the work at those times. Subject to the effective assignment of the Roof Warranties, during the Term of this Lease, Lessor shall commence the repair of any roof leaks within two (2) business days after delivery of a notice thereof to the Roofing Contractor (or a replacement roofing contractor designated by Landlord) together with a concurrent copy to Lessor.

     (b) Roof.

     (i) Required Roof Repairs. Lessee acknowledges that, as of the date of this Lease, Lessor has to Lessee’s satisfaction, repaired the Building roof structure and roof to a commercially acceptable condition consistent with comparable buildings in the general vicinity of the Building. Lessor acknowledges that, as of the date of this Lease, Lessee has, to Lessor’s satisfaction, commenced repair of the damage to the roof membrane over Lessee’s “bake oven” located in the factory portion of the Building (the “Oven Related Repairs”), and Lessee shall diligently complete the Oven Related Repairs to Lessor’s reasonable satisfaction. Upon completion of the Oven Related Repairs, Lessee shall assign to Lessor the warranty for the Oven Related Repairs to be issued by Highland Roofing Company, and any subcontractors performing any component of the Oven Related Repairs (collectively, the “Roof Warranties”). During the course of the Oven Related Repairs and upon its completion, Lessee shall deliver to Lessor all reports and permits issued in connection with such work.

     (ii) Subsequent Roof Repair and Maintenance. Lessor shall procure and maintain a contract, with copies to Lessee and in customary form and substance, and with a contractor having the requisite skill and experience, for maintaining, repairing and replacing, as necessary, the roof structure and roof membrane in a manner that is consistent with comparable buildings in the same general vicinity as the Premises. Lessee shall be responsible to pay all costs of such roof maintenance, repair and replacement on a monthly basis as additional Rent; provided, however, that during the Original Term, Lessor shall pay, and Lessee shall not be responsible for, any such costs in excess of twelve thousand dollars ($12,000.00) during any year of the Term, except that Lessee shall pay any such costs that are caused by or related to the use or occupancy of the Premises by Lessee, its employees, agents, contractors, business invitees or licensees. Concurrently with the execution of this Lease, Lessee shall pay to Lessor the amount of $5,000.00 representing the cost of the roof maintenance contract procured by Landlord for the period July through December 2004.

     (c) HVAC. Lessor’s obligations with respect to the HVAC shall be as and to the extent provided in Paragraph 7.1(e) (as set forth above in Paragraph 53 of this Addendum).

     (d) Water Seepage. Lessor shall perform work up to a maximum aggregate cost of $50,000.00 to correct the water seepage problem in the main office area of the first floor of the front office building, which work shall include the initial work recommended on pages 4 and 5 of that certain Drainage Investigation for Verco [sic] Manufacturing, dated December 17, 2004, prepared by DCA Civil Engineering Group (the “DCA Report”). Pursuant to the recommendation of the DCA Report, Lessee shall, at Lessee’s expense, cause all irrigation systems to be checked, repaired and maintained in a good working condition on a regular schedule and shall keep the watering times along the west side of the Building on the berm to a minimum.

     (e) Trees and Skylights (40-60 Cost Sharing). Prior to the Commencement Date, Lessor shall take reasonable steps to correct any problems caused by trees located in the courtyard of the Building, including, without limitation, removing any trees having roots causing interference with or damage to the Building’s plumbing system, Premises drainage, and/or Premises concrete. In addition, on or before the Commencement Date, Lessor and Lessee shall in good faith jointly identify which skylights in the office area of the Building are in need of repair or replacement because of breakage or leakage, and, upon such joint determination, Lessor shall cause such repairs or replacements to be made. All costs incurred by Lessor in performing the work required under this paragraph shall be paid sixty percent (60%) by Lessor and forty percent (40%) by Lessee as additional Rent. Lessee’s payment shall be made within thirty (30) days of completion of such work and receipt by Lessee of an invoice therefor.

     (f) Parking Lots, Driveways and Yard Areas. On a mutually agreeable schedule within one (1) year following the Commencement Date: (A) Lessor shall repair the yard areas of the Premises (including any damaged concrete, paving and slurry seal) as and to the extent set forth in “Parking Lot Maintenance and Repair Job Description” of M&M Contracting, dated December 7, 2004 as Proposal # 10200, a copy of which is attached hereto as Schedule 2 (the “M&M Scope of Work”), which costs up to $28,200 shall be borne by Lessor and which costs above $28,200 for the M&M Scope of Work shall be shared equally between Lessor and Lessee, and (B) the Parties shall work together in good faith to identify necessary repairs to the employee/southerly parking lot, the traffic areas, the curbs, and the office/upper parking lot that are outside of the M&M Scope of Work, including the extent to which concrete shall be utilized for such repairs rather than asphalt (collectively, the “Additional Parking Repairs”), Lessor shall diligently commence and complete the agreed upon Additional Parking Lot Repairs, and one-half (1/2) of the costs of the Additional Parking Lot Repairs shall be paid by Lessee to Lessor as additional rent within thirty (30) days following delivery of an invoice therefor together with reasonable supporting documentation.

     (g) Tree Trimming. Lessee acknowledges that Lessor has trimmed the trees on the Premises to the satisfaction of Lessee.

     55. Insurance; Waiver of Subrogation.

     (a) Paragraph 8.1 of the Lease is supplemented to provide that Lessor reserves the right, if there is a Breach by Lessee, or if required by any future lender having a security interest in all or any portion of the Premises, to estimate the current actual cost of the insurance and to require that such amount be paid in advance to Lessor by Lessee monthly in advance with the payment of Base Rent. If Lessor so requires payment monthly in advance, the monthly payments shall be that equal monthly amount which, over the number of months remaining before the month in which the premiums for the insurance become due, would provide a fund large enough to fully pay the insurance cost. When the actual amount of the applicable insurance cost is known, the amount of such equal monthly advance payment shall be adjusted as required to provide the funds needed to pay the applicable insurance cost when due. If the amounts paid to Lessor by Lessee under the provisions hereof are insufficient to discharge the obligations of Lessee to pay such insurance cost as the same becomes due, Lessee shall pay to Lessor, upon Lessor’s demand, such additional sums as are necessary to pay such obligation. If the amounts paid to Lessor by Lessee hereunder exceed the amounts necessary to discharge the obligations of Lessee to pay such insurance cost, Lessor shall credit to Lessee such overcharge against the next insurance cost payment that is due. All monies paid to Lessor hereunder may be intermingled with other monies of Lessor and shall not bear interest. In the event of a Breach by Lessee in the performance of any obligations of Lessee under this Lease, then any balance of funds paid to Lessor under the provisions hereof may, at the option of Lessor, be treated as an additional Security Deposit under Paragraph 5.

     (b) Paragraph 8.6 of the Lease is supplemented to provide that (i) nothing contained in such Paragraph shall absolve Lessee of its obligations of maintenance and repair and payment of insurance deductibles under the Lease and (ii) in the event that any loss is due to the act, omission or negligence or willful misconduct of Lessee or any of its agents, employees, contractors, sublessees or invitees, Lessee’s liability insurance shall be primary and shall cover all losses and damages prior to any other insurance.

     56. Hazardous Substance Conditions. Notwithstanding the provisions of Paragraph 6.2(g) of the Lease, Lessor shall only have obligations under the Lease with respect to a Hazardous Substance Condition which has been caused by Lessor, and Lessor shall have no liability or expense to Lessee for a Hazardous Substance Condition which has not been caused by Lessor.

     57. Damage or Destruction.

          The following is added to Paragraph 9 of the Lease:

     9.9 Limited Obligation to Repair; Effect of Termination. Lessor’s obligation, should it elect or be obligated to repair the Premises hereunder, shall be limited to the basic shell and any improvements constructed by Lessor, and Lessee shall, at its expense, replace or fully repair all Lessee’s personal property, Trade Fixtures, Utility Installations, Lessee Improvements and other items installed by or at the expense of Lessee and existing at the time of such damage. If the Premises are to be repaired in accordance with the foregoing, Lessee shall make available to Lessor any portion of insurance proceeds it receives which are allocable to any Lessee Improvements installed by Lessor. Lessee shall fully cooperate with Lessor in removing Lessee’s personal property, Trade Fixtures, and any debris from the Premises to facilitate the making of repairs. If the Lease is terminated pursuant to this Paragraph 9, Lessor shall, subject to the rights of any Lenders, be entitled to receive and retain all insurance proceeds resulting from or attributable to such damage or destruction, except for proceeds payable under policies obtained by Lessee which specifically insure Lessee’s personal property and Trade Fixtures.

     58. Utilities. Paragraph 11 of the Lease is supplemented to provide that (i) Lessee shall cause all utilities to be placed in Lessee’s name and for all utility charges to be directly paid by Lessee to the applicable utility providers, and (ii) Lessor shall have no obligation, liability or responsibility for the provision of utility services to the Premises or for any interruption in same, and Lessee hereby waives all claims, damages and losses against Lessor arising therefrom.

     59. Lessee Right to Repair. Notwithstanding anything to the contrary in Paragraph 13 of the Lease, if Lessor fails to perform any of its repair obligations under Paragraph 7.2 of the Lease (as amended and supplemented by Addendum Paragraph 54), Lessee is authorized to make repairs as set forth below in this Paragraph 59:

     (a) General Action. If Lessee provides notice (the “First Notice”) to Lessor of an event or circumstance which pursuant to Paragraph 7.2 (as amended and supplemented by Addendum Paragraph 54) of the Lease requires Lessor to repair any element of the Premises (a “Required Action”), and Lessor fails to provide the Required Action within thirty (30) days after receipt of Lessee’s First Notice to perform such repair obligation (provided that if the nature of the Required Action is such that the same cannot be reasonably completed within a thirty (30) day period, Lessor’s time period for completion shall not be deemed to have expired if Lessor diligently commences such cure within such period to the extent reasonably possible and thereafter diligently proceeds to rectify and complete the Required Action, as soon as possible), then Lessee may proceed to take the Required Action, pursuant to the terms of this Lease, provided Lessee first delivers to Lessor a second notice specifying that Lessee will take the Required Action (the "Second Notice”) and Lessor fails to commence the Required Action within five (5) business days after Lessor’s receipt of the Second Notice (the “Second Cure Period”). To the extent Lessee is permitted by this Paragraph 59 to remedy any Required Action, Lessee shall contract with the original contractor or, as necessary, the original subcontractor or supplier for the portion of the Premises that is the subject of the Remedial Action unless such contractor, subcontractor or supplier is unavailable or unwilling to do the work or supply the equipment, in which case Lessee shall contract with a licensed and bonded contractor or supplier with at least ten (10) years of continuous experience in the type of building work that is the subject of the Remedial Action (each, a “Qualified Contractor”). Lessee shall obtain at least two (2) competitive bids from Qualified Contractors and select the lowest responsible bid. Notwithstanding expiration of the Second Cure Period and commencement of the Required Action, Lessor shall have the right at any time to assume direct responsibility for the Required Action.

     (b) Emergency Action. Notwithstanding the foregoing, if there exists an Emergency Situation such that the Premises or any portion thereof are rendered untenantable and Lessee’s personnel are forced to cease the use of such area and if Lessee gives Lessor notice (the "Emergency Notice”) of Lessee’s intent to take action with respect thereto (the “Necessary Action”), and the Necessary Action is also a Required Action, and the Emergency Situation could be cured by such Necessary Action, Lessee may take the Necessary Action through a Qualified Contractor if Lessor does not commence the Necessary Action within one (1) business day after receipt of the Emergency Notice (the “Emergency Cure Period”) and thereafter uses its best efforts and due diligence to complete the Necessary Action as soon as possible; provided, however, notwithstanding expiration of the Emergency Cure Period, Lessor shall have the right at any time to assume direct responsibility for the Necessary Action. An “Emergency Situation” shall be any set of circumstances that poses a direct and immediate threat to the health or safety of persons or and/or of destruction of significant property.

     (c) Reimbursement for Action. If any Required Action or Necessary Action is taken by Lessee pursuant to the terms of this Paragraph 59 then Lessee shall deliver a detailed written invoice to Lessor, together with reasonable supporting documentation substantiating the actual costs incurred by Lessee (the “Lessee Invoice”), and if Lessor does not deliver a written objection to Lessee within fifteen (15) business days after receipt of the Lessee Notice, then Lessee shall be entitled to reimbursement from Lessor of the amount set forth in such Lessee Invoice. If, however, Lessor delivers to Lessee, within fifteen (15) business days after receipt of the Lessee Invoice, a written objection to the payment of such Lessee Invoice, setting forth Lessor’s reasons for its claim that such Required Action did not have to be taken by Lessor pursuant to the terms of this Lease or that the charges are excessive (in which case Lessor shall pay the amount it contends would not have been excessive), then, as Lessee’s sole and exclusive remedy, the matter shall proceed to resolution by arbitration pursuant to the then current commercial arbitration rules of the American Arbitration Association (“AAA”) with venue in Los Angeles County, California, or if the AAA no longer exists, then a comparable arbitration service mutually selected by Lessor and Lessee, and the costs of such arbitration shall be paid to the prevailing party in the arbitration if and to the extent awarded by the arbitrator. If Lessee obtains a final judgment against Lessor in such an arbitration proceeding and Lessor fails to make payment to Lessee in the amount of such judgment within ten (10) days following Lessee’s demand for such payment, then Lessee shall have the right to deduct up to fifty percent (50%) of the amount of Lessee’s monthly Base Rent payments under this Lease until such time as Lessee has deducted an amount equal to the amount of such judgment, together with interest on any unpaid outstanding balance of such judgment that may exist from time to time, at the rate of ten percent per annum.

     60. Option to Extend.

     (a) Option. Lessee shall have an option to extend the Term of this Lease (the “Extension Option”) on the basis of each and all of the provisions contained in this Lease as then amended for one (1) period of five (5) years (the “Extension Period”) commencing on the day after expiration of the initial

Term, and unless sooner terminated pursuant to the provisions hereof, ending on the last day of the fifth (5th) consecutive year thereafter. Such option shall be exercised by Lessee, if at all, by giving written notice of exercise (“Extension Notice”) to Lessor not less than twelve (12) months nor more than fifteen (15) months prior to the expiration of the Original Term. Notwithstanding the foregoing, in the event (i) Lessee is in Default under this Lease on the date the Extension Notice is given, or (ii) Lessor has given Lessee three or more notices regarding Lessee’s failure to pay rent when due during the twelve months preceding the giving of such notice, or (iii) Lessee is in Default on the date the Initial Lease Term expires, then in any such event the Extension Option shall be deemed automatically terminated.

     (b) Base Rent During Extension Period . For the Extension Period, the Base Rent shall be the “Fair Market Rental Rate” at the time the Extension Option is exercised, which shall be established as follows:

     (i) Fair Market Rental Rate. For the purposes of determining the rental rate and other considerations during the Extension Period, the term “Fair Market Rental Rate” shall mean the annual amount per square foot that comparable lessors have accepted in then current transactions between non-affiliated parties from non-equity lessees of comparable credit-worthiness, for comparable industrial facilities, for a comparable use, and for a comparable period of time (“Comparable Transactions”) within the South Bay Industrial Market of Los Angeles County (the “Market Area”). In any determination of Comparable Transactions, appropriate consideration shall be given to the extent of Lessee’s liability under the lease (including Lessor’s payment obligations of casualty insurance premiums and Real Property Taxes hereunder), length of the lease term, and the size and location of premises being leased. Corresponding consideration must be given to abatement provisions reflecting free rent and/or no rent during the period of construction or subsequent to the commencement date, Lessee improvement allowances, brokerage commissions, if any, all of which would be payable by Lessor in similar transactions, but which would be offset by the actual cost to Lessee of relocating its business operations from the Premises to other property or properties (including, without limitation, moving costs, additional construction costs, employee relocation costs, negotiation costs, administrative expenses, and costs of business down-time). The determination of Fair Market Rental Rate shall also include the determination of any periodic rental adjustments in methodology, frequency, and amount during the Extension Period. The intent is that Lessee will receive the same effective net economic benefit in the exercise of the Extension Option that Lessee would receive if Lessee should decide to enter into a Comparable Transaction.

     (ii) Delivery of Extension Notice. Concurrently with and as a condition to the effectiveness of the timely delivered Extension Notice, Lessee shall provide Lessor with its good faith written estimate of the Fair Market Rental Rate. Lessor shall have ten (10) business days (“Lessor’s Review Period”) after receipt of the Extension Notice with Lessee’s good faith estimate of the Fair Market Rental Rate within which to accept such rental or to reasonably object thereto in writing. Failure of Lessor to so object in writing within Lessor’s Review Period shall conclusively be deemed its disapproval of the Fair Market Rental Rate determined by Lessee. In the event Lessor objects, Lessor and Lessee shall attempt to agree upon such Fair Market Rental Rate, using their best good faith efforts. If Lessor and Lessee fail to reach agreement within twenty (20) days following Lessor’s Review Period (“Outside Agreement Date”), then each party shall place in a separate sealed envelope their final proposal as to Fair Market Rental Rate and such determination shall be submitted to arbitration in accordance with subsections (1) through (6) below.

     (1) Lessor and Lessee shall meet with each other within five (5) business days of the Outside Agreement Date and exchange the sealed envelopes and then open such envelopes in each other’s presence. If Lessor and Lessee do not mutually agree upon the Fair Market Rental Rate within five (5) business days of the exchange and opening of envelopes, then, within ten (10) business days of the exchange and opening of envelopes Lessor and Lessee shall each appoint a single arbitrator who shall by profession be an industrial real estate broker who shall have been active on a full-time basis over the immediately preceding five (5) year period ending on the date of such appointment in the leasing of industrial properties in the Market Area. Lessor’s broker and Lessee’s broker shall then together appoint a single arbiter with the foregoing qualifications within five (5) business days thereafter (the “Arbiter”). Neither Lessor nor Lessee shall consult with the Arbiter as to his or her opinion as to Fair Market Rental Rate prior to the appointment. The determination of the Arbiter shall be limited solely to the issue of whether Lessor’s or Lessee’s submitted Fair Market Rental Rate for the Premises is the closest to the actual Fair Market Rental Rate for the Premises as determined by the Arbiter taking into account the requirements of Paragraph 60(b)(i) above. The Arbiter may hold such hearings and require such briefs as the Arbiter, in his or her sole discretion, determines is necessary. In addition, Lessor or Lessee may submit to the Arbiter with a copy to the other party within five (5) business days after the appointment of the Arbiter any market data and additional information that such party deems relevant to the determination of Fair Market Rental Rate (“FMRR Data”) and the other party may submit a reply in writing within five (5) business days after receipt of such FMRR Data.

     (2) The Arbiter shall, within thirty (30) days of his or her appointment, reach a decision as to whether the parties shall use Lessor’s or Lessee’s submitted Fair Market Rental Rate, and shall notify Lessor and Lessee of such determination.

     (3) The decision of the Arbiter shall be binding upon Lessor and Lessee.

     (4) If Lessor’s broker and Lessee’s broker fail to agree upon and appoint an arbitrator as set for in (a) above, then the appointment of the arbitrator shall be made by the Presiding Judge of the Los Angeles County Superior Court, or, if he or she refuses to act, by any judge having jurisdiction over the parties.

     (5) The cost of arbitration shall be paid by the party whose estimate of Fair Market Rental Value is determined to be the farther from the actual Fair Market Rental Value.

     (6) Notwithstanding anything to the contrary in this Paragraph 60, in no event shall the Fair Market Rental Rate determined pursuant to this Paragraph 60 be less than the Base Rent in effect for the last month of the initial Term.

     (iii) Increase of Base Rent. The Base Rent in effect on the thirtieth (30th) month of the Extension Period shall be increased, effective on the first (1st) day of the thirty-first (31st) month of the Extension Period, by an amount equal to the greater of (A) three percent (3%) per annum, compounded, from the first (1st) day of the Extension Period through the end of the thirtieth (30th) month of the Extension Period, or (B) the annual percentage increase, if any, compounded, in Index. However, the amount of such increase shall not exceed six percent (6%) per annum, compounded, from the first (1st) day of the Extension Period through the end of the thirtieth (30th) month of the Extension Period.

EXHIBIT A

WORK LETTER AGREEMENT

     In connection with the lease to which this Work Letter Agreement is attached (the “Lease”), and in consideration of the mutual covenants hereinafter contained, Lessor and Lessee agree as follows:

1. IMPROVEMENTS.

     1.1 Delivery of Premises “As-Is”. Lessor shall deliver possession of the Premises to Lessee upon execution of the Lease, and Lessee shall accept the Premises and the condition of the Building from Lessor, in their existing “as-is” condition as of the date possession of the Premises is delivered by Lessor to Lessee, with all defects and faults, without any obligation on Lessor’s part to pay or provide for any improvements, refurbishment or demolition work for the Premises or the Building, subject to Lessor’s contribution of the Lessee Improvement Allowance (as defined below) and Lessor’s performance of Lessor’s obligations pursuant to Paragraph 54 of the Addendum. Lessee shall be solely responsible, at its sole cost and expense as part of the Lessee Improvements (defined below), subject to Lessor’s contribution of the Lessee Improvement Allowance, for any modifications required to be made to the existing HVAC systems (including connection to distribution from the Building’s HVAC systems) and electrical systems. Lessee shall be solely responsible for bringing the Premises into compliance with the requirements of the ADA except to the extent (a) the Premises were not in compliance with the requirements of the ADA in effect prior to Lessee’s first occupancy of the Premises pursuant to the Existing Lease and (b) required compliance was not affected or triggered by Lessee’s use of or work in the Premises.

     1.2 Lessee Improvements. The tenant improvements for the Premises, which shall be constructed by Lessee at Lessee’s sole cost and expense (except as provided in Paragraph 2.2 below with respect to the Lessee Improvement Allowance), shall include interior office wall coverings and painted surfaces, new carpet, new or refurbished bathrooms, exterior and interior lighting enhancement, window and skylight treatments, interior office ceilings and removable office partitions (the “Lessee Improvements”). Except to the extent set forth in the immediately preceding sentence, the Lessee Improvements shall not include and the Lessee Improvement Allowance shall not be used for items such as Lessee’s furniture, furnishings, equipment, computer systems, work stations, telephones, and/or other personal property which are Lessee’s personal property or which would normally be considered to be personal property items belonging to a tenant, whether or not affixed to the Premises. Lessee may install non-Lessee Improvement items during the same time period as the construction of the Lessee Improvements.

     1.3 Permits. Lessee shall be responsible for obtaining and maintaining any necessary governmental permits, including applicable building permits and approvals, relating to the Lessee Improvements.

2. TENANT IMPROVEMENT COSTS/ALLOWANCE.

     2.1 Lessee Improvement Costs. As used herein, the term “Lessee Improvement Costs” shall mean all of the costs to design, construct and install the Lessee Improvements, but expressly excluding any costs of Lessee’s systems or equipment, which actually constitute or would normally constitute Lessee’s personal property; such personal property-type items, together with Lessee’s furniture, equipment and other personal property (collectively, “FF&E”), are not and shall not be considered part of the Lessee Improvements. The FF&E shall be paid for by Lessee at its sole cost and expense and not out of the Improvement Allowance. The Lessee Improvement Costs shall also include the cost difference between asphalt and concrete if Lessee elects to replace damaged asphalt in the yard with concrete as provided in Paragraph 7.2(f).

     2.2 Lessee Improvement Allowance. Lessee shall be solely responsible for payment on a timely, lien-free basis the entire Lessee Improvement Costs; provided, however, that Lessor shall contribute for the benefit of Lessee an allowance of up to, but not exceeding, one hundred twenty-five thousand dollars ($125,000.00) (the “Lessee Improvement Allowance”) to pay the Lessee Improvement Costs. The Lessee Improvement Allowance shall be disbursed in the manner described in Paragraph 2.3, below, and shall be used solely to assist Lessee in the payment of the Lessee Improvement Costs. All items of Lessee Improvements, whether or not the cost thereof is covered by the Lessee Improvement Allowance, shall become the property of Lessor upon their installation in the Premises and shall remain on the Premises at all times during and upon expiration of the Term.

     2.3 Disbursement of Lessee Improvement Allowance. The Lessee Improvement Allowance shall be paid in up to three (3) disbursements on the basis set forth below. Lessee shall submit to Lessor, upon or following payment to the contractor(s) from Lessee’s own funds, a written request for disbursement of all or a portion of the Lessee Improvement Allowance (“Request”). The Request shall include a copy of all bills and invoices (“Bills and Invoices”) which Lessee has or is required to pay and a certification from any contractors that performed any of the Lessee Improvement work that the amount set forth in the Request has been paid, together with a copy of appropriate (as determined by Lessor in its reasonable discretion) final or partial lien releases and waivers, as the case may be, and all other information reasonably requested by Lessor. Upon Lessor’s (a) receipt of such Bills and Invoices, information, and lien releases and waivers, (b) Lessor’s determination that no person or entity has any right to file a mechanic’s, materialmen’s or design professional’s lien against the Premises, (c) determination that no substandard work exists which adversely affects the Building systems or the structural or exterior appearance of the Building, and (d) with respect to the disbursement of the last 20% of the Lessee Improvement Allowance, determination that the Lessee Improvements are finally complete, Lessor shall issue a check equal to the sum of the Bills and Invoices but not to exceed the amount of the Lessee Improvement Allowance. Notwithstanding anything to the contrary in the Lease or in this Work Letter Agreement, Lessor shall have no obligation to pay, and Lessee shall have no right to receive, any portion of the Lessee Improvement Allowance if all of the conditions set forth in the immediately preceding sentence have not been satisfied by the date that is one (1) year after the date of this Lease.

     2.4 Credit For Unused Portion of the Lessee Improvement Allowance. Any unused portion of the Lessee Improvement Allowance upon completion of the Lessee Improvements shall not be refunded to Lessee.

3. CONSTRUCTION OF TENANT IMPROVEMENTS.

     3.1 Lessee’s Agents. All contractors, subcontractors, laborers, material suppliers used by Lessee are referred to herein, collectively, as “Lessee’s Agents.”

     3.2 Lessor’s General Conditions for Lessee’s Agents and Lessee Improvement Work. Lessee’s and Lessee’s Agent’s shall not, in any way, interfere with, obstruct, or delay, any other work in the Building.

     3.3 Governmental Compliance. Lessee shall cause Lessee’s Agents to construct the Lessee Improvements in compliance with the following: (i) all state, federal, city or quasi governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer’s specifications.

     3.4 Notice of Completion. Within ten (10) days after Substantial Completion of construction of the Lessee Improvements, Lessee shall property mail a Notice of Completion and cause such Notice of Completion to be recorded in the office of the Recorder of the County of Los Angeles in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Lessor upon such recordation. If Lessee fails to do so, Lessor may execute, mail and file the same on behalf of Lessee as Lessee’s agent for such purpose, at Lessee’s sole cost and expense.

     3.5 Construction of Lessee Improvements. Following Lessee’s obtaining of all applicable permits and governmental approvals, Lessee shall cause the Lessee Improvements to be diligently and expeditiously constructed, lien free and asbestos free, in accordance such permits and approvals. If in the reasonable judgment of Lessor the presence of Lessee’s Agents and the work that is being performed by Lessee’s Agents unreasonably and materially disrupts work being performed by Lessor in the Building, or cause labor difficulties, Lessor shall have the right, on twenty-four (24) hours written notice to Lessee, to order any or all of Lessee’s work to cease for as long as reasonably required by Lessor.

4. INSURANCE REQUIREMENTS.

     4.1 General Coverages. All of Lessee’s Agents shall carry worker’s compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Lessee as set forth in the Lease, and the policies therefor shall insure Lessor, Lessor’s managing agent and Lessee as their interests may appear.

     4.2 Special Coverages. Lessee shall carry “Builder’s All Risk” insurance in an amount approved by Lessor covering the construction of the Lessee Improvements and such other insurance as Lessor may require. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Lessor.

     4.3 General Terms. Certificates for all insurance carried pursuant to this Paragraph 4.3 shall be delivered to Lessor before the commencement of construction of the Lessee Improvements. All such policies of insurance must contain a provision that the company writing the policy will give Lessor thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. In the event that the Lessee Improvements are damaged by any cause during the course of the construction thereof, Lessee shall immediately repair the same at Lessee’s sole cost and expense. Lessee’s Agents shall maintain all of the foregoing insurance coverage in force until the Lessee Improvements are fully completed. All insurance, except Workers’ Compensation, maintained by Lessee’s Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Lessor by Lessee under Paragraph 5 of this Work Letter Agreement.

5. INDEMNITY. Lessee’s indemnities of Lessor as set forth in the Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Lessee or Lessee’s Agents, or anyone directly or indirectly employed by any of them, or in connection with Lessee’s non-payment of any amount arising out of the Lessee Improvements required to be paid by Lessee. Such indemnities by Lessee shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Lessor’s performance of any ministerial acts reasonably necessary, (i) to permit Lessee to complete the Lessee Improvements, and (ii) to enable Lessee to obtain any building permit, temporary certificate of occupancy or certificate of occupancy for the Premises, except to the extent that such costs, losses, damages, injuries or liabilities are caused by Lessor’s gross negligence or willful misconduct.

6. COMMENCEMENT DATE; SUBSTANTIAL COMPLETION.

     6.1 Commencement Date. The Commencement Date shall be as set forth in the Lease, notwithstanding that the Lessee Improvements are not yet substantially complete as of that date.

     6.2 Substantial Completion. For purposes hereof, “Substantial Completion” of the Lessee Improvements shall occur (i) upon the completion of construction of the Lessee Improvements pursuant to the approved Plans, with the exception of any punchlist items and any Lessee fixtures, furniture, equipment or other personal property, and (ii) any and all inspections, certificates of occupancy or other approvals have been performed, issued or given for the Premises by the appropriate governmental authorities.

7. MISCELLANEOUS.

     7.1 Clean-Up Expenses. Following Substantial Completion of the Lessee Improvements, Lessee shall, at its cost, be responsible for all clean-up of the interior and exterior to the Premises necessitated by construction of the Lessee Improvements.

     7.2 Lessee’s Lease Default. Notwithstanding any provision to the contrary contained in this Lease, if a default by Lessee as described in the Lease, or a default by Lessee under this Work Letter Agreement, has occurred at any time on or before Substantial Completion of the Lessee Improvements, and such default remains uncured after the applicable notice and cure periods under the Lease, then (a) in addition to all other rights and remedies granted to Lessor pursuant to the Lease, Lessor shall have the right to withhold payment of all or any portion of the Lessee Improvement Allowance, and/or Lessor may cause the Lessee’s Agents to cease the construction of the Lessee Improvements (in which case Lessee shall be responsible for any delay in the Substantial Completion of the Lessee Improvements caused by such work stoppage), and (b) all other obligations of Lessor under the terms of this Work Letter Agreement shall be forgiven until such time as such default is cured pursuant to the terms of the Lease.

EXHIBIT B

RECORDING REQUESTED BY AND
WHEN RECORDED MAIL TO:

Attn:

(SPACE ABOVE THIS LINE FOR RECORDER’S USE)

SUBORDINATION, NON-DISTURBANCE
AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (“Agreement”) is entered into as of ___, 2004, among VIRCO MFG. CORPORATION, a Delaware corporation (“Tenant”), FHL GROUP, a California corporation (“Borrower”), 1219 Morningside Drive, Suite 213, Manhattan Beach, CA 90266, and ___(“Lender”), whose address is ___.

RECITALS:

     A. Tenant is the lessee or successor o the lessee and Borrower is the lessor or successor to the lessor of a certain lease dated ___, 2004 (the “Lease”).

     B. Lender has made, or will make, to Borrower a mortgage loan to be secured by a Mortgage, Deed to Secure a Debt, or Deed of Trust and Security Agreement from Borrower to Lender (the “Mortgage”) on the fee title and/or leasehold interest in the real estate, wherein the premises covered by the Lease are located, as described in Exhibit A attached hereto.

     C. Borrower and Lender have executed, or will execute, an Absolute Assignment of Leases and Rents (the “Assignment”) pursuant to which the Lease is assigned to Lender.

     D. Lender has required the execution of this Agreement by Borrower and Tenant as a condition to Lender making the requested mortgage loan or consenting to the Lease.

     E. Tenant acknowledges as its consideration for entering into this Agreement that Tenant will benefit by entering into an agreement with Lender concerning their relationship in the event of foreclosure of the Mortgage by Lender.

AGREEMENT:

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce Lender to make the requested mortgage loan or consent to the Lease, Tenant, Borrower, and Lender hereby agree and covenant as follows:

     1. Assignment of Rents. Borrower hereby acknowledges, confirms, and agrees that the Lease has been, or will be, assigned to Lender pursuant to the Assignment, and Lender acknowledges that the Assignment contains a license back to Borrower permitting Borrower to collect all rents, income, and other sums payable under the Lease.

     2. Revocation of License-Back. Upon revocation, pursuant to the Assignment, of the license back, Borrower acknowledges that all rents, income, and other sums payable under the Lease shall be paid to Lender.

     3. Covenants for Benefit of Lender. Tenant and Borrower agree for the benefit of Lender that:

(a)	Tenant shall not pay and Borrower shall not accept, any rent or additional rent more than one month in advance; and

(b)	Tenant and Borrower will not enter into any agreement for the cancellation, surrender, amendment, or modification of the Lease without Lender’s prior written consent. Tenant will not terminate the Lease because of a default thereunder by Borrower unless Tenant shall have first given Lender notice and a reasonable opportunity to cure such default.

     4. Subordination. Tenant and Lender hereby agree that the Lease is and shall at all times be subject and subordinate in all respects to the Mortgage and to all renewals, modifications, and extensions thereof, subject to the terms and conditions hereinafter set forth in this Agreement.

     5. Non-Merger. Borrower, Tenant, and Lender agree that unless Lender shall otherwise consent in writing, the fee title to, or any leasehold interest in, the real estate and the leasehold estate created by the Lease shall not merge but shall remain separate and distinct, notwithstanding the union of said estates either in the Borrower or the Tenant or any third party by purchase, assignment, or otherwise.

     6. Non-Disturbance and Attornment. If the interests of Borrower in the real estate are acquired by Lender or any third party purchaser by foreclosure, deed in lieu of foreclosure, or any other method:

(a)	If Tenant shall not then be in default in the payment of rent or other sums due under the Lease or be otherwise in material default under the Lease, Lender agrees that the Lease and the rights of Tenant thereunder shall continue in full force and effect and shall not be terminated or disturbed except in accordance with the terms of the Lease or this Agreement;

(b)	Tenant agrees to attorn to Lender as its lessor; Tenant shall be bound under all of the terms, covenants, and conditions of the Lease for the balance of the term thereof remaining, including any renewal options which are exercised in accordance with the terms of the Lease;

(c)	The interests so acquired shall not merge with any other interests of Lender in the real estate if such merger would result in the termination of the Lease; and

(d)	If, notwithstanding any other provisions of this Agreement, the acquisition by Lender of the interest of Borrower in the real estate results, in whole or part, in the termination of the Lease, there shall be deemed to have been created a lease between Lender and Tenant on the same terms and conditions as the Lease for the remainder of the term of the Lease, with renewal options, if any.

The provisions of this paragraph shall be effective and self-operative immediately upon Lender succeeding to the interests of Borrower without the execution of any other instrument.

     7. Liability of Lender as Landlord. If the interests of Borrower in the real estate are acquired by Lender by foreclosure, deed in lieu of foreclosure or any other method, Lender shall be bound to Tenant under all of the terms, covenants, and conditions of the Lease, and Tenant shall, from and after Lender’s acquisition of the interests of Borrower in the real estate, have the same remedies against Lender for the breach of the Lease that Tenant would have had under the Lease against Borrower if Lender had not succeeded to the interests of Borrower, provided, however, that Lender shall not be:

(a)	Liable for any act or omission of any landlord (including Borrower) prior to the date of Lender’s acquisition of the interests of Borrower in the real estate; or

(b)	Subject to any offsets or defenses which Tenant might have against any landlord (including Borrower) prior to the date of Lender’s acquisition of the interests of Borrower in the real estate; or

(c)	Liable for the return of any security deposit under the Lease unless such security deposit shall have been actually deposited with Lender; or

(d)	Liable to Tenant, whether before or after Lender acquires Borrower’s interest in the real estate, (i) under any indemnification provisions set forth in the Lease (including, without limitation, any environmental indemnification) or (ii) for any damages Tenant may suffer as a result of any representation set forth in the Lease, the breach of any warranty set forth in the Lease, or any act of, or failure to act by any party other than Lender and its agents, officers, and employees.

     8. Miscellaneous. This Agreement may not be modified orally or in any other manner except by an agreement in writing signed by the parties hereto or their respective successors-in-interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective heirs, successors, and assigns. Upon recorded satisfaction of the Mortgage this Agreement shall become null and void and be of no further effect.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

TENANT:	VIRCO MFG. CORPORATION, a Delaware corporation
By:

Its:

BORROWER:	FHL GROUP, a California corporation
By:
Henry J. Harper, Jr.
President

LENDER:
By:

Its:

SCHEDULE 1

“WAREHOUSE CONDITION”

     This Schedule is intended to supplement and provide clarification to the definition of “Warehouse Condition”. The parties agree that it is their general intent that, upon surrender of the Premises, Lessee will leave the Building in “Warehouse Condition” as itemized below. The parties acknowledge that this surrender condition of the Premises will reflect the condition of the Building had Lessee’s predecessor been permitted to continue to remove all items in the remainder of the Building to the same extent as it removed all improvements as reflected in the “condition of the eastern warehouse section of the Building” (as set forth in Exhibit D of the Existing Lease) on its delivery to Lessee pursuant to the Existing Lease. (i.e., the previous tenant had removed all items related to its operation and left little more than the original Building lights and sprinklers in this section; had the previous tenant continued its restoration, then the entire facility would have been restored like the eastern section.)

     Accordingly, without limiting Section 7.3(c) of the Lease, Lessee shall, at its sole cost and expense, upon the expiration or earlier termination of the Lease, perform the following:

     Removal of the following to restore facility to “Warehouse Condition”:

1.	Tool crib and related contents. Work to include removing wire mesh fencing, racks, data and phone, air and power drops (lighting to remain).

2.	Product testing area and contents. Work to include removing wire mesh fencing, racks, data and phone. Remove extensions for high bay lights.

3.	Demag brand overhead crane and crane rails. Work to include removing Rails, hoist and power.

4.	All wall racks and storage bins. Work to include Tubemill bay racks and all other racks and bins installed before or after the commencement of the Existing Lease.

5.	Tube mill area and Hazmat storage area. Test soil under oil pits and fill pits. Remove any oil saturated concrete or dirt.

6.	All guard rails, posts, fencing, etc. Fencing work to include fencing around the front of the building (South and West side of Traffic perking lot), marketing storage area, and model shop. Fencing work excludes East, North and West perimeter of building. At election of Lessor, outside perimeter fencing may remain.

7.	All overhead/wall mounted/column mounted/roof mounted utility runs, abandoned or otherwise. This is to include air, gas, water, electrical, ventilation. Clearing shall include removal of all hangers and brackets affixing them to beams, columns, walls and all sub-panels servicing machinery. High bay lighting panels to remain, panels providing power to office areas and restrooms, emergency lighting panels, along with panels providing power to PIV and air conditioners.

8.	All underground utilities that are not needed for emergency services, lighting or offices areas will be disconnected. The utility risers through the concrete for these disconnected utilities will be removed and filled will the appropriate material.

9.	All ventilation ducting and ventilation equipment with associated repairs to any penetrations made. Work to include factory and warehouse exhaust / makeup air and vacuum lines, wood grinder, along with dust collection system in wood shop and any additions made after lease commencement. However, all gas powered space heaters mounted high on columns and associated gas line runs in the manufacturing areas are to remain.

10.	Plastic top area. Mezzanine assembly including lower level sprinklers and fluorescent lighting.

11.	All roof mounted equipment (e.g., cooling towers, exhaust motors, utility runs, paint line chains and rails) and repair of all roof penetrations.

12.	Blue surf oven and support mezzanine, utility runs, sprinklers and conveyor.

13.	Outside forklift and cardboard shed areas. Work to include removing forklift shop; cardboard shed; Gas storage area tanks, racks and walls; propane storage area; and utilities for these areas and repair of asphalt as needed.

14.	Finishing System to include: All parts conveyors including hangers, tracks, chain, motors, safety pans, drive units.

15.	Washer. Clear entire room, repair foils, fill in trench and pits and add high bay lighting.

16.	Dry off oven. Clear entire room, repair foils. and add high bay lighting

17.	Powder coating room. Clear entire room from equipment tracks and lighting. Add high bay lighting.

18.	Bake ovens. Remove all – enclosure, heaters, controls, ventilation stacks, repair roof, leave only the steel column supported platform under ovens and modified sprinklers at normal roof height.

19.	Finishing Line area. Clear equipment, including booths, conveyors and fluorescent lighting complete, fill in floor conveyor tracks

20.	Woodshop area. Fill in all pits after testing soil under any oil or liquid filled pits (plant wide requirement).

21.	Mezzanine in assembly area. Remove it and all related sprinklers, utilities and lighting under mezzanine.

22.	Restore door #30 at wood grinder.

23.	Remove small spray booth and stack at lower level under upholstery area.

24.	Install walls made of drywall and galvanized studs under upholstery mezzanine. Wall will contain no utilities.

25.	Remove outside compressor room in its entirety, except for panels that may supply power to utilities that are to remain.

26.	Remove upholstery office, final assembly office and tool and die office.

The drawing of the Premises attached hereto as Attachment 1 setting forth additional detail is incorporated by reference.

ATTACHMENT 1

“DRAWING OF PREMISES”

SCHEDULE 2

“M&M CONTRACTING PROPOSAL FOR PARKING LOT REPAIRS”